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                                                                Exhibit 10.45


                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


                           Dated as of March 15, 2001


                              SCHULER HOMES, INC.,
                                as the Borrower,


                         CERTAIN FINANCIAL INSTITUTIONS,
                                  as the Banks,


                              FIRST HAWAIIAN BANK,
                  as the Administrative and Syndication Agent,


                             BANK OF AMERICA, N.A.,
                           as the Documentation Agent


                        BANC OF AMERICA SECURITIES, LLC,
                 as the Sole Lead Arranger and Sole Book Manager

         FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

         This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is dated March 15, 2001, and, except as otherwise provided herein, effective as of March 15, 2001, among SCHULER HOMES, INC., a Delaware corporation (the "Borrower"), the banks from time to time party to this Agreement (collectively referred to as the "Banks", and individually referred to as a "Bank"), FIRST HAWAIIAN BANK, a Hawaii corporation, as administrative and syndication agent for the Banks (the "Administrative Agent"), and BANK OF AMERICA, N.A., a national banking association, as documentation agent for the Banks (the "Documentation Agent", the Administrative Agent and the Documentation Agent are collectively referred to as the "Agents").

                                    RECITALS

         WHEREAS, the Borrower, the Banks and the Administrative Agent entered into that certain Credit Agreement dated as of March 29, 1996 (the "Original Credit Agreement"), relating to the establishment of a revolving credit facility in the amount of U.S. ONE HUNDRED TEN MILLION AND NO/100 DOLLARS (U.S. $110,000,000.00) (the "Credit Facility") made available to the Borrower by the Banks; and

         WHEREAS, in connection therewith, the Borrower, the Banks and the Administrative Agent executed certain Loan Documents (as defined in the Original Credit Agreement); and

         WHEREAS, the Borrower, the Banks and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated March 27, 1997 (the "1997 Credit Agreement"), which amended the terms of the Original Credit Agreement by, among other things, increasing the amount of the Credit Facility to $137,600,000.00 and extending the Termination Date (as defined in the Original Credit Agreement) to July 1, 1999; and

         WHEREAS, the Borrower, the Banks and the Agents entered into that certain Second Amendment to Loan Documents dated April 29, 1998, which further amended the terms of the 1997 Credit Agreement to permit the Borrower to issue "Senior Notes" on a PARI PASSU basis with the Credit Facility; and

         WHEREAS, the Borrower, the Banks and the Agents entered into that certain Second Amended and Restated Credit Agreement dated September 30, 1998 (the "1998 Credit Agreement"), which reduced the amount of the Credit Facility to $90,000,000.00; and

         WHEREAS, the 1998 Credit Agreement was amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated January 21, 1999; and

         WHEREAS, the Borrower, the Banks and the Agents entered into that certain Second Amendment to Second Amended and Restated Credit Agreement dated July 2, 1999, which increased the amount of the Credit Facility to $120,000,000.00 and extended the Termination Date to July 1, 2002; and


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         WHEREAS, the 1998 Credit Agreement was further amended by that certain
Third Amendment to Second Amended and Restated Credit Agreement dated July 22, 1999; and

         WHEREAS, the Borrower, the Banks and the Agents entered into that certain Third Amended and Restated Credit Agreement dated September 30, 1999 (the "1999 Credit Agreement"), which increased the amount of the Credit Facility to $170,000,000.00; and

         WHEREAS, the 1999 Credit Agreement was amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated _________, 2000; and

         WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Plan") made by and among Schuler Homes, Inc., Apollo Real Estate Investment Fund, L.P. ("Apollo"), Blackacre WPH, LLC ("Blackacre"), Highridge Pacific Housing Investors, L.P. ("Highridge"), AP WP Partners, L.P. ("APWP"), AP Western GP Corporation ("AP Western"), AP LHI, Inc. ("APLHI"), and Lamco Housing, Inc. ("Lamco", and together with Apollo, Blackacre, Highridge, APWP, AP Western, and APLHI, the "WP Partners"), dated as of September 12, 2000, and as amended as of January 15, 2001, Schuler Holdings, Inc., a Delaware corporation (the "Holding Company"), was formed, and it in turn will form Schuler Reorganization Sub, Inc., a Delaware corporation (the "Merger Sub"), and the Merger Sub will be merged into the Borrower, whereupon the Borrower will become the surviving corporation and a wholly owned subsidiary of the Holding Company, at which time the Borrower will change its name from "Schuler Homes, Inc." to "Schuler Residential, Inc.", and the Holding Company will change its name from "Schuler Holdings, Inc." to "Schuler Homes, Inc." (the entire transaction being referred to as the "Step 1 Merger A Transaction"); and

         WHEREAS, the business day immediately following the completion of the Step 1 Merger A Transaction, certain contributions are to be made to the Holding Company and shares of the Holding Company are to be issued, all as set forth in
Section 2.5 of the Reorganization Plan (the "Step 2 Merger A Transaction", and together with the Step 1 Merger A Transaction, the "Merger A Transaction"); and

         WHEREAS, pursuant to Section 2.6 of the Reorganization Plan, if the Borrower and the WP Partners obtain a favorable private letter ruling from the Internal Revenue Service with regard to the merger of the Borrower into the Holding Company, then the Borrower and the WP Partners may cause such merger to occur, after which the Holding Company shall be the surviving corporation and shall continue its corporate existence under the laws of the State of Delaware (the "Merger B Transaction", and together with the Merger A Transaction, the "Merger Transaction"); and

         WHEREAS, the Borrower has requested the Banks and the Agents to consent to the Merger Transaction and to further amend the terms of the Credit Facility to increase the amount of the Credit Facility to $200,000,000.00 and to amend other provisions contained in the 1999 Credit Agreement to permit and conform to the Merger Transaction; and

         WHEREAS, the Banks and the Agents are willing to comply with such request, upon and subject to the terms and conditions hereinafter set forth;


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         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein:

         A. The Banks and the Agents hereby consent to the Merger A Transaction, provided that the Merger A Transaction shall be completed by April 17, 2001; and

         B. The Banks and the Agents hereby consent to the Merger B Transaction, provided that upon the completion of such transaction, the Holding Company shall
(i) execute the Fifth Amended and Restated Revolving Credit Agreement in the form of Exhibit "I" attached hereto and the Fifth Amended and Restated Promissory Note in the form of Exhibit "J" attached hereto, and (ii) certify and covenant that the Holding Company is not, and will not become, a co-borrower, guarantor or other obligor of, or provide any credit enhancements for, any obligation of Western Pacific; and

         C. The Borrower, the Banks and the Agents hereby agree to amend and completely restate the 1999 Credit Agreement, as amended, in its entirety, effective as of the date stated above, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

                  "ADMINISTRATIVE AGENT" means First Hawaiian Bank, in its capacity as administrative and syndication agent for the Banks hereunder, and any successor agent.

                  "ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means the address for payments set forth on the signature page hereto in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 10.02.

                  "ADVANCE" means a disbursement of loan proceeds in connection with a Borrowing, as described in Section 2.03, or upon the conversion of a Swing-Line Advance, as described in Section 2.04, or upon the negotiation of a Letter of Credit, as described in Section 2.05, pursuant to the terms and conditions set forth in Article II of this Agreement, and shall consist of Prime Rate Advances and LIBO Rate Advances.

                  "AFFECTED BANK" has the meaning specified in Section 3.06.

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Bank shall be deemed an "Affiliate" of the Borrower or any of its Subsidiaries, nor shall the Borrower or any of its Subsidiaries be deemed an "Affiliate" of any Bank.


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

                  "AGENT-RELATED PERSONS" means with respect to any Agent, such Agent and any successor agent arising under Section 9.09, together with their respective Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of such Persons and Affiliates.

                  "AGENTS" means collectively the Administrative Agent and the Documentation Agent.

                  "AGGREGATE COMMITMENT" means the combined Revolving Commitments of the Banks, in the amount of U.S. TWO HUNDRED MILLION DOLLARS (U.S. $200,000,000.00), as such amount may be reduced pursuant to this Agreement.

                  "AGREEMENT" means this Fourth Amended and Restated Credit Agreement, as the same may be amended from time to time in accordance with the terms hereof.

                  "APPLICABLE MARGIN" means: (i) for any Prime Rate "A" Advance -- 0.000%; (ii) for any Prime Rate "B" Advance -- 0.000%; (iii) for any Prime Rate "C" Advance -- 0.250%; (iv) for any LIBO Rate "A" Advance -- 1.600%; (v) for any LIBO Rate "B" Advance -- 1.750%; and (vi) for any LIBO Rate "C" Advance -- 2.000%.

                  "BANK" has the meaning specified in the introductory clause hereto.

                  "BASE GRID" means the parameters for the Leverage Ratio and the Interest Coverage Ratio as set forth in Section 7.02 herein.

                  "BORROWING" means a borrowing hereunder consisting of Advances made to the Borrower on the same day by the Banks pursuant to Section 2.03.

                  "BORROWING BASE" means, at any date, the GAAP consolidated net book value, including all inventoriable costs as set forth as "Real Estate Inventories" in the consolidated financial statement of the Borrower and its Subsidiaries, at such date, of: (i) Unentitled Land x 0%; plus (ii) Unimproved Land (which value shall not exceed the lesser of: (A) 35% of the GAAP consolidated net book value of "Real Estate Inventories" in the consolidated financial statement of the Borrower and its Subsidiaries x 50%, or (B) $60,000,000); plus (iii) Land Under Development x 65%; plus (iv) Unsold Homes Under Construction x 75%; plus (v) Completed Unsold Homes x 75%; plus (vi) Completed Unsold Homes Over 180 Days x 0%; plus (vii) Contracted Homes x 90%, excluding, however, the entirety of any assets from Country Club Village, unconsolidated Subsidiaries of the Borrower, and joint venture projects, such as Iao Parkside, which are not consolidated in the Real Estate Inventories. All of such properties described in (i) through (vii) above must be Unencumbered.

                  "BORROWING BASE CERTIFICATE" means a certificate described in
Section 6.02(d) of this Agreement.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday, United States federal holiday or other day on which commercial banks in Honolulu, Hawaii, and any other jurisdiction in which any Bank maintains its Lending Office, are authorized or required by law to


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

close and, if the applicable Business Day relates to any LIBO Rate Advance, means such a day on which dealings are carried on in the London Interbank Market.

                  "BUSINESS PLAN" means that certain plan with budget and cash flow projections presented by the Borrower and its Subsidiaries to the Banks and prepared as of August, 2000, as identified and delivered to the Banks prior to the Closing Date.

                  "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "CAPITALIZED INTEREST" means any interest incurred by the Borrower or any Subsidiary of the Borrower that is added to the assets of the Borrower on the consolidated balance sheet of the Borrower and expensed in future periods other than the current applicable period.

                  "CAPTIVE INSURANCE SUBSIDIARY" means a Subsidiary of the Borrower which is organized and authorized pursuant to Article 19 of Chapter 431 of the Hawaii Revised Statutes.

                  "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all of the Banks.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

                  "COMMITMENT ASSIGNMENT AND ACCEPTANCE" means a Commitment Assignment and Acceptance in the form of Exhibit "H" attached hereto, executed by an Eligible Assignee and delivered to the Administrative Agent pursuant to
Section 10.08.

                  "COMMITMENT PERCENTAGE" means, as to any Bank, the percentage equivalent of such Bank's Revolving Commitment divided by the Aggregate Commitment. Each Bank's initial Commitment Percentage is set forth opposite such Bank's name in SCHEDULE 1 attached hereto.

                  "COMPLETED UNSOLD HOMES" means all condominium units and one-to-four family residences (including Model Homes) owned by the Borrower or its Subsidiaries as part of their respective real estate development business, for which construction has been "completed" less than 180 days before such date, but for which there is in existence no written Contract for Sale. Construction will be considered "completed" for a condominium unit when the temporary certificate of occupancy for such unit has been issued; construction will be considered "completed" for a one-to-four family residence when all electrical and plumbing fixtures have been installed and utility services in connection therewith have been connected. Notwithstanding the foregoing, Model Homes will continue to be considered Completed Unsold Homes until the date which is 180 days after the last production unit in the particular real estate project (for which such Model Home is used as a model) has been sold.

                  "COMPLETED UNSOLD HOMES OVER 180 DAYS" means Completed Unsold Homes which have been completed 180 days or more before such date. Notwithstanding the foregoing, Model Homes will not be considered Completed Unsold Homes Over 180 Days until the date which is 180 days after the last production unit in the particular real estate project (for which such Model Home is used as a model) has been sold.

                  "CONSOLIDATED NET EARNINGS" means consolidated gross revenues of the Borrower and its Subsidiaries less all operating and non-operating expenses of the Borrower and its Subsidiaries (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, current additions to reserves, and other similar charges); all determined, in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE NET WORTH" means the Tangible Net Worth of the Borrower and its Subsidiaries, determined, on a consolidated basis, in accordance with GAAP.

                  "CONTINUATION DATE" means the effective date, at the end of an Interest Period, on which a LIBO Rate Advance shall be continued as a LIBO Rate Advance, as provided in Section 2.06(a)(iii).

                  "CONTRACT FOR SALE" means a sale and purchase agreement between the Borrower or its Subsidiaries and an unrelated third party purchaser, who has made an earnest money deposit of not less than $250.00 and who has been pre-qualified by the Borrower, its Subsidiaries or an institutional lender; PROVIDED, that such agreement shall not contain any contingency clause, conditioning such purchaser's obligation upon the sale of such purchaser's property.

                  "CONTRACTED HOMES" means all condominium units and one-to-four family residences (including Model Homes) owned by the Borrower or its Subsidiaries as part of their respective real estate development business, on which a building permit has been issued and construction has begun, and for which the Borrower or its Subsidiaries has entered into a written Contract for Sale.

                  "CONTROLLED GROUP" means the Borrower, its Subsidiaries and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower and its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

                  "CONVERSION DATE" means the effective date on which a Prime Rate Advance shall be converted into one or more LIBO Rate Advances, or on which one or more LIBO Rate Advances shall be converted into a Prime Rate Advance, as provided in Section 2.06(a)(i) or 2.06(a)(ii).

                  "COUNTRY CLUB VILLAGE" means the Country Club Village condominium project, Phases I through VI, located in Salt Lake, Oahu, Hawaii, which is being developed, or which is to be developed, by the Borrower.

                  "COUNTRY CLUB VILLAGE SUBORDINATE MORTGAGE" means the Subordinate Mortgage, Security Agreement and Financing Statement dated February 9, 1993, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 1996140, as

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amended by Amended and Restated Subordinate Mortgage, Security Agreement and
Financing Statement dated April 7, 1994, filed in said Office as Document No. 2149634, in favor of HCI (America) Inc., which encumbers Lots 3878 and 3879 in Country Club Village.

                  "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "DEVELOPMENT RATIO" means Real Estate Development Assets divided by Real Estate Indebtedness.

                  "DOCUMENTATION AGENT" means Bank of America N.A., in its capacity as documentation agent for the Banks hereunder, and any successor agent.

                  "ELIGIBLE ASSIGNEE" means (a) another Bank and (b) any commercial bank, savings bank, savings and loan association or similar financial institution which, (i) has total assets of $5,000,000,000 or more, (ii) is "well capitalized" within the meaning of such term under the Federal Depository Institutions Control Act, (iii) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (iv) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank, PROVIDED that each Eligible Assignee must be (A) organized under the laws of the United States of America, any state thereof or the District of Columbia or (B) if a commercial bank, be organized under the laws set forth in clause (A) or under the laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (C) act under the Loan Documents through a branch, agency or funding office located in the United States of America and (D) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to the Code.

                  "ELIGIBLE SUCCESSOR" means an individual who (i) has related business experience as a "Senior Executive" (includes serving as a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or Division President of an operating division) in one or more companies, primary business of which is residential development, marketing and sales, where (A) the aggregate of such "Senior Executive" experience is not less than five (5) years, and (B) during such individual's association with any of the companies as a "Senior Executive", no company, or any of its subsidiaries or affiliates or any of its related assets shall have become subject to any bankruptcy or receivership proceedings, or to any assignment for the benefit of creditors, or to any other insolvency proceedings; and (ii) has a direct ownership interest in the Holding Company, through ownership of the common stock of the Holding Company.

                  "ENTITLED LAND" means all land owned by the Borrower or its Subsidiaries as part of their respective real estate development business, which does have residential zoning and the provision of potable water, sewage and other utilities available to the boundary of such land.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

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                  "EQUITY OFFERING" means the raising of capital by the Borrower or any Subsidiary of the Borrower through a public or private issuance and sale of stock of such entity not previously offered for sale.

                  "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 8.01.

                  "FEDERAL FUNDS RATE" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal Funds transactions in New York selected by the Administrative Agent.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

                  "FORM 1001" has the meaning specified in subsection 3.01(f).

                  "FORM 4224" has the meaning specified in subsection 3.01(f).

                  "GAAP" means generally accepted accounting principles set forth from time to time in statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTOR" or "GUARANTORS" means, singularly or collectively, SCHULER HOMES OF CALIFORNIA, INC., a California corporation, SCHULER HOMES OF OREGON, INC., an Oregon corporation, SCHULER HOMES OF WASHINGTON, INC., a Washington corporation, MELODY HOMES, INC., a Delaware corporation, SCHULER REALTY/MAUI, INC., a Hawaii corporation, SCHULER REALTY/OAHU, INC., a Hawaii corporation, VERTICAL CONSTRUCTION CORPORATION, a Delaware corporation, MELODY MORTGAGE CO., a Colorado corporation, SHLR OF WASHINGTON, INC., a Washington corporation, SHLR OF UTAH, INC., a Utah corporation, SHLR OF COLORADO, INC., a Colorado corporation, SSHI LLC, a Delaware limited liability company, SHLR
OF NEVADA, INC., a Nevada corporation, SRHI LLC, a Delaware limited liability company, SCHULER HOMES OF ARIZONA, LLC, a Delaware limited liability company, SHLR OF CALIFORNIA, INC., a California corporation, SCHULER MORTGAGE, INC., a Delaware corporation, and SHA CONSTRUCTION LLC, a Delaware limited liability company.

                  "GUARANTY" means an agreement or agreements in form and substance satisfactory to the Banks and the Agents, duly executed by the Guarantors, jointly and severally guaranteeing the due and punctual payment of the Note, and the observance and performance of the Borrower's obligations under the Loan Documents.

                  "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or
(d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof. Notwithstanding the foregoing, if the primary obligor is a Subsidiary of the Borrower, the term "Guaranty Obligation" shall not include any direct or indirect liability of the Borrower with respect to any primary obligation of such Subsidiary, which the Borrower itself would not otherwise be prohibited from assuming or limited in undertaking, pursuant to the terms of this Agreement.

                  "HOLDING COMPANY" means Schuler Holdings, Inc., a Delaware corporation, which shall be renamed as Schuler Homes, Inc. upon the completion of the Step 1 Merger A Transaction.

                  "IAO PARKSIDE" means the 480-unit low-rise condominium project being developed by Iao Partners on 28 acres of land located in Wailuku, Hawaii.

                  "IAO PARTNERS" means the joint venture, registered as a Hawaii general partnership, formed by and between the Borrower (with a 50% general partnership interest) and C. Brewer Homes, Inc. (with a 50% general partnership interest).

                  "INDEBTEDNESS" of any Person means, without duplication,
(a) all indebtedness for borrowed money (including Subordinated Debt); (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than accounts payable and accrued expenses as set forth in the consolidated financial statements of the Borrower and its Subsidiaries entered into in the ordinary course of business pursuant to ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations; (g) all net obligations with respect to Rate Contracts; (h) any indebtedness which is guaranteed, directly or indirectly, by such Person; and
(i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but does not include any indebtedness referred to in clauses
(a) through (g) above incurred by a Person as a joint venture partner of any Joint Venture unless such indebtedness is guaranteed, directly or indirectly (including general partner liability), by such Person as a joint venture partner, or such indebtedness owed by one member of the Borrower's consolidated group to another member of such consolidated group.

                  "INDEMNIFIED PERSON" has the meaning specified in
Section 10.05.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in
Section 10.05.

                  "INSOLVENCY PROCEEDINGS" means, in respect of any Person
(a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case
(a) and (b) undertaken under U.S. Federal, State or foreign law, including the Bankruptcy Code (11 U.S.C. Section 101, ET SEQ.).

                  "INTER-BANK AGREEMENT" means an agreement executed by and among the Administrative Agent, as administrative and syndication agent for the Banks, the Documentation Agent as documentation agent for the Banks, and the Banks, which shall supplement the provisions of Article IX hereof, relative to the administration of the credit facility established by this Agreement.

                  "INTEREST COVERAGE RATIO" means, with respect to the Borrower and its Subsidiaries, consolidated earnings before impairment loss recognized pursuant to Financial Accounting Standards Board Statement No. 121, interest expense (including Capitalized Interest expensed during the applicable period), depreciation, taxes and amortization, divided by total consolidated interest incurred.

                  "INTEREST PAYMENT DATE" means, with respect to any Prime Rate Advance, the first day of each calendar month; with respect any LIBO Rate Advance having an Interest Period of one month, the last day of the Interest Period applicable to such Advance; and, with respect to any other LIBO Rate Advance, the first day of each calendar month, AND the last day of each Interest Period applicable to such Advance.

                  "INTEREST PERIOD" means, with respect to any LIBO Rate Advance, the period commencing on the Business Day such LIBO Rate Advance is disbursed or continued or on the Conversion Date on which a Prime Rate Advance is converted to a LIBO Rate Advance and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower, in its Notice of Borrowing or Notice of Conversion/Continuation;

PROVIDED THAT:

                        (i) if any Interest Period pertaining to a LIBO Rate Advance would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                        (ii) any Interest Period pertaining to a LIBO Rate Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iii) no Interest Period shall extend beyond the Termination Date.

                  "ISSUANCE" means the issuance of a Letter of Credit hereunder at the request of the Borrower and for the account of the Borrower or its Subsidiaries, pursuant to Section 2.05.

                  "ISSUING BANK" means any Bank or any Affiliate of any Bank, other than the Administrative Agent, which issues a Letter of Credit hereunder at the request of the Borrower and for the account of the Borrower or its Subsidiaries, in accordance with a requirement by the beneficiary of such Letter of Credit, and pursuant to Section 2.05.

                  "JOINT VENTURE" means a general partnership, duly registered and validly existing under the laws of any state of The United States, which is formed for the purpose of developing one or more specific real estate projects.

                  "KULALEI PROPERTY" means 193 improved subdivided lots in the Ewa by Gentry development in Ewa, Oahu, Hawaii.

                  "LAND UNDER DEVELOPMENT" means all land owned by the Borrower or its Subsidiaries as part of their respective real estate development business, on which grading or construction of on-site infrastructure improvements has begun, and for which all necessary zoning and large-lot subdivision approvals have been obtained and are in full force and effect, but for which construction of the residential improvements thereon has not begun.

                  "LENDING OFFICE" means, with respect to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "LIBO Lending Office", as the case may be, opposite its name on the applicable signature page hereto, or such other office or offices of such Bank as it may from time to time notify the Borrower and the Administrative Agent.

                  "LETTERS OF CREDIT" means standby letters of credit issued by the Administrative Agent or the Issuing Bank, at the request of the Borrower and for the account of the Borrower or its Subsidiaries, pursuant to the terms and conditions set forth in Article II of this Agreement.

                  "LEVERAGE RATIO" means total Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, including all Quantifiable Contingent Liabilities, but not including all accounts payables and accrued expenses as set forth in the consolidated financial statements of the Borrower and its Subsidiaries entered into in the ordinary course of business pursuant to ordinary terms; divided by Consolidated Tangible Net Worth. The initial Leverage Ratio will be determined by the Banks at the Closing Date and such determination shall be effective for the next Quarter following the Closing Date; thereafter, the Leverage Ratio for each succeeding Quarter will be determined as of the end of the preceding Quarter (such determination to be made no later than seventy-five (75) days after the end of such preceding Quarter, based upon the Leverage Ratio Certificate provided to the Administrative Agent by the Borrower, pursuant to Section 6.02(e) of this Agreement, and verified by the Administrative Agent to its satisfaction). The Administrative Agent shall promptly notify the Borrower, and each Bank of each determination of the Leverage Ratio. Any determination of the Leverage Ratio shall be conclusively deemed to be correct unless objected to by the Borrower, or the Majority Banks within five (5) Business Days after receipt of such notification.

                  "LEVERAGE RATIO/INTEREST COVERAGE RATIO/BASE GRID CERTIFICATE" means a certificate more particularly described in Section 6.02(e) of this Agreement.

                  "LIBO RATE" means, for each Interest Period in respect of LIBO Rate Advances comprising part of the same Borrowing, either (i) the rate of interest per annum (rounded upward to the nearest 1/16th of 1%) equal to the rate for deposits in U.S. dollars with a maturity approximately equal to such Interest Period which appears on the Telerate Screen LIBO Page (or such other display page on the Telerate System as may replace such page) as of 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the day on which the applicable Interest Period is to begin, or (ii) if no such rate of interest appears on the Telerate Screen LIBO Page for such specified Interest Period, the rate of interest per annum equal to the rate for deposits in U.S. Dollars with a maturity occurring immediately before or immediately after such specified Interest Period, whichever is higher, as determined by the Administrative Agent from the Telerate Screen LIBO Page (or such other display page on the Telerate System as may replace such page) at approximately 11:00 a.m. (London time) on the day that is two (2) Business Days prior to the day on which the applicable Interest Period is to begin. Any LIBO Rate determined on the basis of the rate displayed on the Telerate Screen LIBO Page in accordance with the foregoing provisions of this paragraph shall be subject to corrections, if any, made in such rate and displayed by the Telerate System within one hour of the time when such rate is first displayed by such service.

                  "LIBO RATE "A" ADVANCE" means any outstanding LIBO Rate Advance during a time when the Leverage Ratio and the Interest Coverage Ratio then in effect (computed on a Quarterly basis in advance) are as follows:

                  (i) the Leverage Ratio is less than 1.35 to 1 and the Interest Coverage Ratio is greater than 2.00 to 1; or

                  (ii) the Leverage Ratio is less than 1.50 to 1 and the Interest Coverage Ratio is greater than 2.50 to 1.

                  "LIBO RATE "B" ADVANCE" means any outstanding LIBO Rate Advance during a time when the Leverage Ratio and the Interest Coverage Ratio then in effect (computed on a Quarterly basis in advance) are as follows:

                  (i) the Leverage Ratio is less than or equal to 1.35 to 1 and the Interest Coverage Ratio is greater than or equal to 1.75 to 1, but less than 2.00 to 1; or

                  (ii) the Leverage Ratio is less than or equal to 1.50 to 1 and the Interest Coverage Ratio is greater than or equal to 2.00 to 1, but less than 2.50 to 1; or

                  (iii) the Leverage Ratio is less than or equal to 1.60 to 1 and the Interest Coverage Ratio is greater than or equal to 2.50 to 1.

                  "LIBO RATE "C" ADVANCE" means any outstanding LIBO Rate Advance during a time when the Leverage Ratio and the Interest Coverage Ratio then in effect (computed on a Quarterly basis in advance) are as follows:

                  (i) the Leverage Ratio is greater than 1.35 to 1, but less than or equal to 1.50 to 1, and the Interest Coverage Ratio is greater than or equal to 1.75 to 1, but less than 2.00 to 1; or

                  (ii) the Leverage Ratio is greater than 1.50 to 1, but less than or equal to 1.60 to 1, and the Interest Coverage Ratio is greater than or equal to 2.00 to 1, but less than 2.50 to 1.

                  "LIBO RATE ADVANCE" means an Advance that bears interest based on the LIBO Rate.

                  "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty, and all documents delivered to the Administrative Agent in connection herewith or therewith.

                  "MAJORITY BANKS" means at any time Banks then holding 66.6% or more of the Aggregate Commitment.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

                  "MATERIAL ADVERSE EFFECT" means (a) a material impairment of the ability of the Borrower or its Subsidiaries on a consolidated basis to perform under any Loan Document and avoid any Event of Default; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

                  "MERGER TRANSACTION" has the meaning set forth in the Recitals.

                  "MERGER A TRANSACTION" has the meaning set forth in the Recitals.

                  "MERGER B TRANSACTION" has the meaning set forth in the Recitals.

                  "MODEL HOMES" means all condominium units and one-to-four family residences owned by the Borrower or its Subsidiaries as part of their respective real estate development business, which are used as models or sales offices to market a particular real estate development project.

                  "MULTI-EMPLOYER PLAN" means a "multi-employer plan" (within the meaning of Section 4001(a)(3) of ERISA) to which any member of the Controlled Group makes, is making, or is obligated to make, contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "NOTE" means the promissory note, as amended and restated, and dated the date of this Agreement, executed by the Borrower in favor of the Administrative Agent (as agent for the Banks), evidencing the Borrower's agreement to repay all amounts outstanding under the Aggregate Commitment, together with all interest thereon, as provided therein.

                  "NOTICE OF BORROWING" means a notice given by the Borrower, to the Administrative Agent pursuant to Section 2.03, in substantially the form of EXHIBIT A-1.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Borrower, to the Administrative Agent pursuant to Section 2.06, in substantially the form of EXHIBIT B.

                  "NOTICE OF SWING-LINE BORROWING" means a notice given by the Borrower, to the Administrative Agent pursuant to Section 2.04, in substantially the form of EXHIBIT A-2.

                  "OBLIGATIONS" means all Advances, Swing-Line Advances and other Indebtedness, loans, debts, fees, charges, liabilities, obligations, covenants and duties owing by the Borrower to any Bank, the Administrative Agent, or any other Person required to be indemnified, that arises under this Agreement or any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due now existing or hereafter arising and however acquired.

                  "OTHER TAXES" has the meaning specified in subsection 3.01(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

                  "PARTICIPANT" has the meaning specified in subsection 10.08(a).

                  "PERMITTED INDEBTEDNESS" means:

                  (i)      the Country Club Village Subordinate Mortgage;

                  (ii) the existing Indebtedness and obligations of the Borrower as a joint venture partner in Iao Partners (including any Indebtedness of Iao Partners for which there is recourse to the Borrower); PROVIDED, HOWEVER, that the Borrower shall be permitted, after March 31, 1997, (A) to incur additional Indebtedness as a joint venture partner of Iao Partners, (B) to make additional net investments in Iao Partners, and (C) to make additional net advances to Iao Partners, in amounts which shall not exceed $5,000,000.00, in the aggregate, for all such indebtedness, investments and advances described in (A), (B) and (C) above;

                  (iii) Subordinated Debt of the Borrower (including the Borrower's existing subordinated convertible debentures);

                  (iv) Indebtedness, not to exceed $10,000,000 in the aggregate, created or arising under a conditional sale or other title retention agreement, or incurred as purchase money financing, with respect to property acquired by the Borrower or any of its Subsidiaries; provided that the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property;

                  (v) Indebtedness to the extent incurred upon the indorsement of an instrument in order to negotiate the same, and for taxes, assessments, governmental charges, or levies to the extent that payment thereof shall not at the time be required to be made;

                  (vi) in addition to matters permitted in item (ii) above, Indebtedness and Guaranty Obligations (except for indemnification of sureties issuing bonds in connection with the Borrower's or any of its Subsidiaries' real estate development businesses), not to exceed $10,000,000 in the aggregate, incurred in the ordinary course of the Borrower's and its Subsidiaries' real estate development businesses, and after the completion of the Merger A Transaction, such Indebtedness and Guaranty Obligations shall include the "Net Debt" owed to Thomas J. Rielly, individually and as Trustee of the T. and J. Rielly Revocable Trust dated December 15, 1989, and Bruce A. Rielly, individually and as Trustee of the Rielly Living Trust dated April 19, 1988 ("Rielly"), pursuant to that certain letter agreement dated September 11, 2000, as amended on January 10, 2001 (whereby an obligation of the Borrower owed to Rielly shall be setoff against an obligation of Rielly in the original principal amount of $4,810,000 owed to Schuler Homes of California, Inc. (the "Net Debt"));

                  (vii)    Premium Payments;

                  (viii) Guaranty Obligations (a) incurred in respect of indemnification of sureties for the issuance of bonds in connection with the Borrower's or any of its Subsidiaries' real estate development businesses and (b) associated with the acquisition of Melody Homes, Inc. and Melody Mortgage Co. by the Borrower;

                  (ix) Senior Debt and any guaranties thereof by any Guarantor;

                  (x)      the Guaranty; and

                  (xi) Indebtedness in respect of the Aggregate Commitment hereunder.

                  "PERMITTED INVESTMENT" means

                  (a) the creation of or investment in a wholly-owned Subsidiary of the Borrower which is used exclusively as an exchange vehicle to facilitate a like-kind exchange under Section 1031 of the Code;

                  (b) loan receivables from sale of homes (including models) not to exceed $10,000,000.00;

                  (c) any one of the following dollar denominated investments, maturing within one year from the date of acquisition, selected by the
         Borrower:

                           (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States;

                           (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having the highest credit rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

                           (iii) commercial paper or corporate promissory notes bearing at the time of acquisition the highest credit rating either of S&P or Moody's issued by United States, Australian, Canadian, European or Japanese bank holding companies or industrial or financial companies (other than an Affiliate of the Borrower);

                           (iv) certificates of deposit issued by and bankers acceptances of and interest bearing deposits with any Bank, or any commercial bank having capital and surplus of at least $500,000,000 or the equivalent and which issues (or the parent of which issues) commercial paper or other short term securities bearing the highest credit rating obtainable from either S&P or Moody's; and

                           (v) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the foregoing investments permitted under clauses (i), (ii), (iii) and (iv);

                  (d) the acquisition of the remaining 11% interest in SSHI LLC, a Delaware limited liability company ("Stafford"), pursuant to the terms of that certain Interest Purchase Agreement dated as of July 31, 1997, entered into by and among SSHI LLC, Brien Stafford, Stafford Construction, Inc., the Borrower and SHLR of Washington, Inc.;

                  (e) the investment (including advances and guaranties) in unconsolidated Subsidiaries of the Borrower or joint ventures (in which the Borrower or its Subsidiaries is a joint venture partner) which are involved in home building in the principal markets of the Borrower or its Subsidiaries, provided such investment shall not exceed $25,000,000 in the aggregate subsequent to December 31, 1997, which shall include the acquisition of a 49% interest in Reilly Homes Madison, LLC, a Delaware limited liability company, a 49% interest in Reilly Carlsbad, LLC, a Delaware limited liability company, a 24.5% interest in Venturanza Del Verde, LLC, a Delaware limited liability company, a 50% interest in Fairway Farms, LLC, a Delaware limited liability company and a 50% interest in PH-Reilly Orange Groves, LLC, a Delaware limited liability company.

                  (f) the loan receivable from Thomas J. Rielly, individually and as Trustee of the T. and J. Rielly Revocable Trust dated December 15, 1989, and Bruce A. Rielly, individually and as Trustee of the Rielly Living Trust dated April 19, 1988 (collectively, "Rielly"), pursuant to that certain promissory note dated July 22, 1999, in the original principal amount of $4,810,000, payable to Schuler Homes of California, Inc.; which obligation, after the completion of the Merger A Transaction, will be setoff against the Borrower's obligation to Rielly pursuant to that certain letter agreement dated September 11, 2000, as amended on January 10, 2001.

                  (g) upon the completion of the Merger A Transaction, the acquisition of the interests in SRHI LLC from Thomas J. Rielly, individually and as Trustee of the T. and J. Rielly Revocable Trust dated December 15, 1989, and Bruce A. Rielly, individually and as Trustee of the Rielly Living Trust dated April 19, 1988, pursuant to that certain letter agreement dated September 11, 2000, as amended on January 10, 2001.

                  "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower, any of its Subsidiaries or any member of the Controlled Group sponsors or maintains or to which the Borrower, any of its Subsidiaries or any member of the Controlled Group makes, is making or is obligated to make contributions.

                  "PREMIUM PAYMENTS" means (i) payments that are to be made by the Borrower to Amfac Property Development Corp., if the average sales price for or number of homes built by the Borrower on parcels of land in the Waikele master-planned community exceeds the applicable amount set forth in the purchase agreement between the Borrower and Amfac Property

Development Corp. for such parcels; (ii) payments that are to be made by the Borrower to Gentry Homes, Ltd., if the Borrower sells certain homes located on the Kulalei Property at a premium over the price of certain other homes located elsewhere at the Kulalei Property, pursuant to that certain Amended and Restated Purchase and Sale Agreement dated November 20, 1995; and (iii) payments that are to be made by the Borrower to HCI (America) Inc., in the event the Borrower constructs more than 580 units in Country Club Village.

                  "PRIME RATE" means, for any day, the lending rate of interest announced publicly from time to time by First Hawaiian Bank as its "prime interest rate", which rate shall not necessarily be the best or lowest rate charged by First Hawaiian Bank from time to time. Any change in the prime interest rate announced by First Hawaiian Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "PRIME RATE "A" ADVANCE" means any outstanding Prime Rate Advance during a time when the Leverage Ratio and the Interest Coverage Ratio then in effect (computed on a Quarterly basis in advance) are as follows:

                  (i) the Leverage Ratio is less than 1.35 to 1 and the Interest Coverage Ratio is greater than 2.00 to 1; or

                  (ii) the Leverage Ratio is less than 1.50 to 1 and the Interest Coverage Ratio is greater than 2.50 to 1.

                  "PRIME RATE "B" ADVANCE" means any outstanding Prime Rate Advance during a time when the Leverage Ratio and the Interest Coverage Ratio then in effect (computed on a Quarterly basis in advance) are as follows:

                  (i) the Leverage Ratio is less than or equal to 1.35 to 1 and the Interest Coverage Ratio is greater than or equal to 1.75 to 1, but less than 2.00 to 1; or

                  (ii) the Leverage Ratio is less than or equal to 1.50 to 1 and the Interest Coverage Ratio is greater than or equal to 2.00 to 1, but less than 2.50 to 1; or

                  (iii) the Leverage Ratio is less than or equal to 1.60 to 1 and the Interest Coverage Ratio is greater than or equal to 2.50 to 1.

                  "PRIME RATE "C" ADVANCE" means any outstanding Prime Rate Advance during a time when the Leverage Ratio and the Interest Coverage Ratio then in effect (computed on a Quarterly basis in advance) are as follows:

                  (i) the Leverage Ratio is greater than 1.35 to 1, but less than or equal to 1.50 to 1, and the Interest Coverage Ratio is greater than or equal to 1.75 to 1, but less than 2.00 to 1; or

                  (ii) the Leverage Ratio is greater than 1.50 to 1, but less than or equal to 1.60 to 1, and the Interest Coverage Ratio is greater than or equal to 2.00 to 1, but less than 2.50 to 1.

                  "PRIME RATE ADVANCE" means an Advance or a Swing-Line Advance that bears interest based on the Prime Rate.

                  "QUANTIFIABLE CONTINGENT LIABILITIES" means, with respect to the Borrower and its Subsidiaries, an estimated loss from a loss contingency recognized pursuant to Financial Accounting Standards Board Statement No. 5.

                  "QUARTER" means any one of the following three-calendar-month periods in any calendar year: April 1 through June 30; July 1 through September 30; October 1 through December 31; and January 1 through March 31.

                  "RATE CONTRACTS" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code (11 U.S.C. Section 101 ET SEQ.) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                  "REAL ESTATE DEVELOPMENT ASSETS" means at any date, the GAAP consolidated book value of inventories, at such date, as set forth as "Real Estate Inventories" in the consolidated financial statements of the Borrower and its Subsidiaries, including Unentitled Land, Unimproved Land, Land Under Development, Unsold Homes Under Construction, Completed Unsold Homes, Completed Unsold Homes Over 180 Days, and Contracted Homes.

                  "REAL ESTATE INDEBTEDNESS" means the total outstanding amount under: (1) the Aggregate Commitment; (2) the Subordinated Debt of the Borrower (including the Borrower's existing subordinated convertible debentures); (3) the Senior Debt; and (4) other indebtedness, as may be permitted by the Banks, in connection with the development of any Real Estate Development Assets.

                  "REORGANIZATION PLAN" means that certain Agreement and Plan of Reorganization made by and among Schuler Homes, Inc., Apollo Real Estate Investment Fund, L.P., Blackacre WPH, LLC, Highridge Pacific Housing Investors, L.P., AP WP Partners, L.P., AP Western GP Corporation, AP LHI, Inc., and Lamco Housing, Inc., dated as of September 12, 2000.

                  "REPORTABLE EVENT" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

                  "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice given by the Borrower, to the Administrative Agent pursuant to Section 2.05, in substantially the form of EXHIBIT C.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" of the Borrower or any of its Subsidiaries means the chief executive officer, the president, or the chief financial officer of the Borrower or such Subsidiary, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the controller, or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

                  "REVOLVING COMMITMENT", with respect to each Bank, has the meaning specified in Section 2.01.

                  "SENIOR DEBT" means all monetary obligations, evidenced by bonds, debentures, notes or similar instruments which are or are intended to be issued pursuant to a registration statement under the Securities Act of 1933 or an exemption from the registration requirements thereunder, of the Borrower or its Subsidiaries, including principal and interest thereon, unless such obligation, by its terms or by the terms of any agreement or instrument pursuant to which such obligation is issued, is subordinated in right of payment to the Obligations of the Borrower hereunder. The term "Senior Debt" shall include the "Senior Notes".

                  "SENIOR NOTES" means the 9% Senior Notes maturing 2008, in the principal amount of US$100,000,000 issued by the Borrower pursuant to that certain Prospectus dated July 7, 1998.

                  "SOLVENT" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code (11 U.S.C.Section 101 ET SEQ.) and, in the alternative, for purposes of the Hawaii Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;
(c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "STEP 1 MERGER A TRANSACTION" has the meaning set forth in the Recitals.

                  "STEP 2 MERGER A TRANSACTION" has the meaning set forth in the Recitals.

                  "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof; but does not include a Joint Venture.

                  "SUBORDINATED DEBT" means Indebtedness of the Borrower or its Subsidiaries (including subordinated debentures and subordinated convertible debentures) to another lender or creditor who has expressly agreed by virtue of documents or instruments acceptable to the Majority Banks, that the Indebtedness of such entity to such lender or creditor is subordinated to the Obligations of the Borrower hereunder, and that such lender or creditor will not demand or assert payment of any portion of such lender's or creditor's Indebtedness until the Obligations of the Borrower hereunder have been paid in full.

                  "SUPER MAJORITY BANKS" means at any time Banks then holding 80% or more of the Aggregate Commitment.

                  "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "SWING-LINE ADVANCE" means a disbursement of loan proceeds in connection with a Swing-Line Borrowing, pursuant to the terms and conditions set forth in Article II of this Agreement, and shall consist of Prime Rate Advances only.

                  "SWING-LINE BORROWING" means a borrowing hereunder consisting of Swing-Line Advances made to the Borrower on the same day by the Administrative Agent pursuant to Section 2.04.

                  "TANGIBLE NET WORTH" of a Person means such Person's total assets (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury shares, unamortized debt discount and premium, and other like intangibles), less all liabilities (including accrued and deferred income taxes and subordinated liabilities).

                  "TAXES" has the meaning specified in subsection 3.01(a).

                  "TERMINATION DATE" means July 1, 2002, unless extended by the Banks pursuant to subsection 2.09.

                  "UNENCUMBERED" when used to describe real property owned by the Borrower or any of its Subsidiaries, means property which is not subject to any lien, whether the same is recorded, unrecorded, springing, resulting from a court judgment or arbitration award, or otherwise; PROVIDED, (i) that the filing of an application for mechanic's or materialman's lien on such real property under Chapter 507, Hawaii Revised Statutes, or such similar statutes under the laws of any other state, shall not prevent such property from being Unencumbered, as long as the Borrower or its Subsidiaries are diligently defending or causing another party in interest to defend such application; (ii) that the attachment of any such lien to any such property shall not prevent such property from being Unencumbered, as long as the Borrower or its Subsidiaries have filed a bond, sufficient to discharge such lien, with the clerk of the applicable court, as provided in Section 507-43, Hawaii Revised Statutes, or such similar statutes under the laws of any other state; and (iii) that the recording of any lien by the obligee of any Premium Payment against property for which a Premium Payment is required and has not been paid, shall not prevent such property from being Unencumbered, as long as the Borrower or its Subsidiaries have filed a bond, in form and substance satisfactory to the Majority Banks, in an amount equal to no less than 125% of the claimed amount of the lien.

                  "UNENTITLED LAND" means all land owned by the Borrower or its Subsidiaries as part of their respective real estate development business, that does not have residential zoning, or that does have residential zoning but does not have the provision of potable water, sewage, or other utilities available to the boundary of such land.

                  "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by that Plan's actuaries for funding that Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "UNIMPROVED LAND" means all Entitled Land owned by the Borrower or its Subsidiaries as part of their respective real estate development business, on which no construction of on-site infrastructure improvements has begun.

                  "UNSOLD HOMES UNDER CONSTRUCTION" means all condominium units and one-to-four family residences (including Model Homes) owned by the Borrower or its Subsidiaries as part of their respective real estate development business, for which building permits have been issued and construction has commenced (and not been abandoned), but not completed, and for which there is no written contract of sale with an unrelated third party purchaser. Construction will be considered to have "commenced" when the slab or foundation for the condominium building or one-to-four family residence has been completed.

                  "WESTERN PACIFIC" means, individually and collectively, Western Pacific Housing Development Limited Partnership, a California limited partnership, Western Pacific Housing Development II Limited Partnership, a California limited partnership, and WPH-Porter, LLC, a Delaware limited liability company, and their respective subsidiaries and affiliated entities.

                  "WESTERN PACIFIC ADVANCE" means an inter-company loan advance by the Borrower or its Subsidiaries to Western Pacific pursuant to Section 7.07(e) hereof.

                  "WESTERN PACIFIC CREDIT AGREEMENT" means that certain Third Amended and Restated Revolving Credit Agreement dated November 21, 2000 among Western Pacific, and the "Banks" which are a party to such Agreement.

                  "WP PARTNERS" shall have the meaning set forth in the recitals.

         1.02     OTHER INTERPRETIVE PROVISIONS.

                  (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the Uniform Commercial Code of Hawaii shall have the meanings therein described.

                  (b) THE AGREEMENT. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (c)      CERTAIN COMMON TERMS.

                           (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                  (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking. such action.

                  (e) CONTRACTS. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                  (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (h) INDEPENDENCE OF PROVISIONS. The parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

                  (i) INTERPRETATION. This Agreement is the result of negotiations among and has been reviewed by counsel to the Administrative Agent, the Borrower, its Subsidiaries and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in the preparation of such documents and agreements.

         1.03     ACCOUNTING PRINCIPLES.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" refer to such fiscal year of the Borrower.

                                   ARTICLE II

                                   THE CREDITS

         2.01 AMOUNTS AND TERMS OF COMMITMENTS. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Closing Date to the Termination Date (as the same may be extended pursuant to Section 2.09 hereof); and the Administrative Agent agrees, on the terms and conditions hereinafter set forth, to make Swing-Line Advances to the Borrower from time to time on any Business Day during the period from the Closing Date to the Termination Date (as the same may be extended pursuant to Section 2.09 hereof); and the Administrative Agent and the Issuing Bank agree, on the terms and conditions hereinafter set forth, to issue Letters of Credit for the account of the Borrower from time to time on any Business Day during the period from the Closing Date to the Termination Date (as the same may be extended pursuant to Section 2.09 hereof). The aggregate amount of each Bank's obligation to make Advances, together with such Bank's share of funding for any Letter of Credit upon negotiation by the beneficiary thereof, shall not exceed at any time the amount set forth opposite such Bank's name in SCHEDULE 1 under the heading "Commitment", and the aggregate amount of the Administrative Agent's obligation to make Advances and Swing-Line Advances, together with the Administrative Agent's share of funding for any Letter of Credit upon negotiation by the beneficiary thereof, shall not exceed at any time the amount set forth opposite the Administrative Agent's name in SCHEDULE 1 under the heading "Commitment" (such amount, as the same may be reduced pursuant to the terms of this Agreement, being such Bank's "Revolving Commitment"); PROVIDED, HOWEVER, that, after giving effect to any Borrowing, any Swing-Line Borrowing or any Issuance, the aggregate principal amount of all outstanding Advances, all outstanding Swing-Line Advances, and all outstanding Letters of Credit shall not exceed the amount of the Aggregate Commitment. Within the limits of the Aggregate Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow, prepay, and reborrow.

         2.02 DETERMINATION OF BORROWING BASE; RESTRICTION ON ADVANCES, SWING-LINE ADVANCES AND LETTERS OF CREDIT. The Administrative Agent will determine the initial Borrowing Base at the Closing Date, calculated as of December 31, 2000, and evidenced by a Borrowing Base Certificate delivered by the Borrower, to the Administrative Agent no later than January 31, 2001. Such determination shall be effective for the first month following the Closing Date. Thereafter, the Borrowing Base for each succeeding month will be determined by the Administrative Agent, calculated as of the end of the preceding month, evidenced by the Borrowing Base Certificate provided to the Administrative Agent by the Borrower, pursuant to Section 6.02(c) of this Agreement, and verified by the Administrative Agent to its satisfaction. The Administrative Agent shall promptly notify the Borrower and each Bank of each determination by the Administrative Agent of the Borrowing Base. Any determination of the Borrowing Base by the Administrative Agent shall be conclusively deemed to be correct unless objected to by the Borrower or the Majority Banks within five (5) Business Days of the receipt of such determination. The aggregate amount of all Advances and Swing-Line Advances outstanding hereunder, and all Letters of Credit issued and outstanding hereunder, shall not exceed the Borrowing Base, as determined by the Administrative Agent for any succeeding month, less (i) the outstanding principal amount of Senior Debt, and (ii) 50% of the outstanding principal amount of new Subordinated Debt (i.e., Subordinated Debt incurred after the effective date of this Agreement), and shall in no event exceed the amount of the Aggregate Commitment. In the event the Borrowing Base, for any month, as determined by the Administrative Agent hereunder, less (i) the principal amount of Senior Debt, and (ii) 50% of the principal amount of new
Subordinated Debt, is less than the aggregate amount of all outstanding
Advances and Swing-Line Advances and all issued and outstanding Letters of Credit at the date of such determination, the Borrower shall, within fifteen
(15) Business Days of the receipt of notification by the Administrative
Agent, repay Advances or Swing-Line Advances and/or repay or cash collateralize issued and outstanding Letters of Credit, in such amounts as may be necessary to reduce the aggregate amount of all outstanding Advances and Swing-Line Advances and all issued and outstanding Letters of Credit, to the amount of the newly-determined Borrowing Base, less (i) the principal amount of Senior Debt, and (ii) 50% of the principal amount of new
Subordinated Debt.

         2.03     PROCEDURE FOR BORROWING.

                  (a) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in accordance with Section 10.02 in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 a.m. Honolulu, Hawaii time)
(i) four Business Days prior to the requested Borrowing date, in the case of LIBO Rate Advances; and (ii) one Business Day prior to the requested Borrowing date, in the case of Prime Rate Advances, specifying:

                           (A) whether the Borrowing is to be comprised of LIBO Rate Advances and/or Prime Rate Advances;

                           (B) the amount of the Borrowing; PROVIDED that LIBO Rate Advances shall be in an aggregate minimum principal amount of Two Million Dollars ($2,000,000) or any integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof; and that Prime Rate Advances shall be in an aggregate minimum principal amount of One Hundred Thousand Dollars ($100,000) or any integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof;

                           (C) the requested Borrowing date, which shall be a Business Day;

                           (D) if the requested Borrowing consists of one or more LIBO Rate Advances, the duration of the Interest Period applicable thereto; PROVIDED HOWEVER, that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any such LIBO Rate Advances, such Interest Period shall be three (3) months; and

                           (E) if permitted pursuant to Section 7.07(e) hereof, whether the requested Borrowing is for the purpose of a Western Pacific Advance.

                  (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Borrowing.

                  (c) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 11:00 a.m. Honolulu, Hawaii time on the Borrowing date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Advances will then be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of First Hawaiian Bank or such other accounts as the Borrower, may specify, with the aggregate of the amounts made available to the Administrative Agent by the Banks and like funds as received by the Administrative Agent.

                  (d) The proceeds from Advances shall be used for (i) general corporate purposes of the Borrower and its Subsidiaries, including working capital, set aside letters for bonding purposes, development and land acquisition, and (ii) Western Pacific Advances pursuant to Section 7.07(e) hereof, and not in contravention of any provision of this Agreement or any Requirement of Law.

                  (e) Unless the Majority Banks shall otherwise agree, during the existence of a Default or Event of Default, all LIBO Rate Advances shall automatically be converted into Prime Rate Advances. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of any such conversion of a LIBO Rate Advance to a Prime Rate Advance on a day that is not the last day of the Interest Period for such LIBO Rate Advance, as provided in Section 3.04 below.

                  (f) After giving effect to any Borrowing, there shall not be more than five (5) LIBO Rate Advances in effect.

                  (g) Notwithstanding any other provision herein, the Borrower shall not be permitted to request or obtain LIBO Rate "A" Advances or Prime Rate "A" Advances (but shall be permitted to request or obtain LIBO Rate "B" Advances, LIBO Rate "C" Advances, Prime Rate "B" Advances or Prime Rate "C" Advances) during the period that the Borrower has the right to make Western Pacific Advances pursuant to Section 7.07(e), and if during such period, the Borrower's Leverage Ratio and Interest Coverage Ratio are such that they would have qualified for a LIBO Rate "A" Advance or a Prime Rate "A" Advance, the Borrower shall only be eligible for a LIBO Rate "B" Advance or a Prime Rate "B" Advance, respectively. This prohibition shall be terminated upon the earlier of:
(i) the termination of the Borrower's right to make Western Pacific Advances under Section 7.07(e), or (ii) December 31, 2001.

         2.04     PROCEDURE FOR SWING-LINE BORROWING.

                  (a) Each Swing-Line Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Administrative Agent in accordance with Section 10.02 in the form of a Notice of Swing-Line Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. Honolulu, Hawaii time) on or before the requested Swing-Line Borrowing date, specifying:

                           (A) the amount of the Swing-Line Borrowing, which shall be in an aggregate minimum principal amount of Ten Thousand Dollars ($10,000);

                           (B) the requested Swing-Line Borrowing date, which shall be a Business Day; and

                           (C) if permitted pursuant to Section 7.07(e) hereof, whether the requested Borrowing is for the purpose of a Western Pacific Advance.

                  (b) All Swing-Line Advances shall be made by the Administrative Agent alone, for its own account, and no other Bank shall be required or permitted to participate in, or otherwise disburse any portion of, any Swing-Line Advance; provided, however, that (i) the Administrative Agent shall convert, no less than weekly, all Swing-Line Advances into an Advance, upon one (1) Business Day's written notice given by the Administrative Agent to each Bank (with a copy of such notice being given to the Borrower), if the outstanding balance of all Swing-Line Advances is $1,000,000 or more, (ii) all Swing-Line Advances which are not converted as provided in subsection 2.04(b)(i) shall be repaid by the Borrower (from its own funds or through a Borrowing) no later than seven (7) days after the date of the Swing-Line Borrowing therefor, and (iii) all Swing-Line Advances shall automatically be converted into Advances upon the occurrence of a Default or an Event of Default.

                  (c)      [RESERVED]

                  (d) If the Administrative Agent shall convert a Swing-Line Advance into an Advance, the Administrative Agent will notify each Bank of such conversion, of the amount of such Bank's Commitment Percentage therein, and the date (which shall be not less than one (1) Business Day after the date of such notification) for such conversion (with a copy of such notification being given to the Borrower). Each Bank will thereupon make the amount of its Commitment Percentage therein available to the Administrative Agent at the Administrative Agent's Payment Office by 11:00 a.m. Honolulu, Hawaii time, on the date specified in such notice, in funds immediately available to the Administrative Agent. The proceeds received from the Banks will be used by the Administrative Agent to reimburse itself for the former Swing-Line Advance so converted.

                  (e) The proceeds from Swing-Line Advances shall be used for (i) general corporate purposes of the Borrower and its Subsidiaries, including working capital, development and land acquisition, and (ii) Western Pacific Advances pursuant to Section 7.07(e) hereof, and may also be used to repay Prime Rate Advances upon approval of the Administrative Agent, and not in contravention of any provision of this Agreement or any Requirement of Law.

                  (f) The aggregate amount of all Swing-Line Advances outstanding at any one time may not exceed Ten Million Dollars ($10,000,000), and the amount available to the Borrower for Advances shall be reduced by the aggregate amount of all Swing-Line Advances outstanding at any one time.

                  (g) All Swing-Line Advances shall be Prime Rate Advances. All Swing-Line Advances that have been converted into Advances as described in subsection 2.04(d) above, shall be Prime Rate Advances, unless and until the Borrower has converted the same into LIBO Rate Advances, in accordance with
Section 2.06(a)(i) hereof.

                  (h) Notwithstanding any other provision herein, the Borrower shall not be permitted to request or obtain Prime Rate "A" Advances (but may continue to request and obtain Prime Rate "B" Advances and Prime Rate "C" Advances) during the period that the Borrower has the right to make Western Pacific Advances pursuant to Section 7.07(e), and if during such period, the Borrower's Leverage Ratio and Interest Coverage Ratio are such that they would have qualified for a Prime Rate "A" Advance, the Borrower shall only be eligible for a Prime Rate "B" Advance. This prohibition shall be terminated upon the earlier of: (i) the termination of the Borrower's right to make Western Pacific Advances under Section 7.07(e), or (ii) December 31, 2001.

         2.05     PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

                  (a) Each Issuance shall be made upon the Borrower's irrevocable written request delivered to the Administrative Agent in accordance with Section 10.02 in the form of a Request for Issuance of Letter of Credit (which request must be received by the Administrative Agent prior to 11:00 a.m. Honolulu, Hawaii time), together with an Application and Agreement for Standby Letter of Credit in the form attached hereto as EXHIBIT D (as the same may be revised by the Administrative Agent from time to time), or in a form that is acceptable to the Issuing Bank, no less than five (5) Business Days prior to the requested Issuance date, if the Issuance is by the Administrative Agent, or no less than ten (10) Business Days prior to the requested Issuance date, if the Issuance is by the Issuing Bank.

                  (b) Upon receipt of the Request for Issuance of Letter of Credit, the Administrative Agent will promptly notify each Bank thereof. The Issuing Bank will immediately notify the Administrative Agent upon the Issuance of a Letter of Credit.

                  (c) Upon any negotiation of an outstanding Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent will promptly notify each Bank of such negotiation, and of the amount of such Bank's Commitment Percentage thereof. Each Bank will make the amount of its Commitment Percentage of the negotiated Letter of Credit available to the Administrative Agent at the Administrative Agent's Payment Office by 11:00 a.m. Honolulu, Hawaii time on the date requested by the Administrative Agent in funds immediately available to the Administrative Agent. The proceeds received from the Banks will be used by the Administrative Agent to pay the beneficiary of the Letter of Credit upon such negotiation, or to reimburse the Administrative Agent or the Issuing Bank, as applicable, for such amounts if payment to such beneficiary has already been made.

                  (d) Unless all of the Banks shall otherwise agree, (i) no Letter of Credit shall have an expiry date later than the Termination Date; (ii) no Letter of Credit shall contain an automatic renewal clause or feature; and
(iii) no Letter of Credit shall be issued for credit enhancement, provided, however, that Letters of Credit may be issued to the Borrower to comply with capital requirements for the Captive Insurance Subsidiary.

         The aggregate amount of all Letters of Credit issued and outstanding at any one time may not exceed Twenty-Five Million Dollars ($25,000,000), and the amount available to the Borrower for Advances and Swing-Line Advances shall be reduced by the aggregate amount of all Letters of Credit issued and outstanding at any one time. In addition to the Letter of Credit Fee payable by the Borrower pursuant to Section 2.11(d) of this Agreement, the Borrower shall, at the time of the Issuance of each Letter of Credit, pay to the Administrative Agent or the Issuing Bank, as applicable, its standard letter of credit issuance fee. Upon the negotiation of any Letter of Credit by the beneficiary thereof, the amount drawn thereunder shall become and be deemed an Advance under and subject to the terms and provisions of this Agreement relating to Advances. Upon the occurrence of an Event of Default hereunder, the Borrower shall deposit with the Administrative Agent cash in an amount sufficient to fully collateralize all outstanding Letters of Credit as of such date, and if the Borrower shall fail to do so, the full amount of such outstanding Letters of Credit shall become and be deemed an Advance under and subject to the terms and provisions of this Agreement relating to Advances. The Letters of Credit shall be issued to support performance requirements and obligations of the Borrower or its Subsidiaries in connection with their real estate development businesses (including any required deposits for like-kind exchanges under Section 1031 of the Code), and to support capital and performance requirements and obligations of the Captive Insurance Subsidiary, and not in contravention of any provision of this Agreement or any Requirement of Law.

         2.06     CONVERSION AND CONTINUATION ELECTIONS.

                  (a) The Borrower may upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.06(b):

                           (i) elect to convert on any Business Day, any Prime Rate Advance (other than a Swing-Line Advance), or any part thereof in an amount not less than $2,000,000, or that is an integral multiple of $100,000 in excess thereof, into LIBO Rate Advances; or

                           (ii) elect to convert on the last day of any Interest Period applicable thereto any LIBO Rate Advances (or any part hereof in an amount not less than $100,000, or that is an integral multiple of $100,000 in excess thereof) into a Prime Rate Advance; or

                           (iii) elect to continue on the last day of any Interest Period applicable thereto any LIBO Rate Advances (or any part thereof in an amount not less than $2,000,000, or that is an integral multiple of $100,000 in excess thereof);

PROVIDED, that if the aggregate amount of any LIBO Rate Advance in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such LIBO Rate Advance shall automatically convert into a Prime Rate Advance, and on and after such date the right of the Borrower to continue such Advance as, and convert such Advance into, a LIBO Rate Advance, shall terminate.

                  (b) The Borrower shall deliver a Notice of Conversion/Continuation in accordance with Section 10.02 to be received by the Administrative Agent no later than 10:00 a.m., Honolulu, Hawaii time at least
(i) four Business Days prior to the Conversion Date or Continuation Date, if the Advances are to be converted into or continued as LIBO Rate Advances; and (ii) one Business Day in advance of the Conversion Date, if the Advances are to be converted into Prime Rate Advances, specifying:

                           (i)   the proposed Conversion Date or Continuation
         Date;

                           (ii)  the aggregate amount of Advances to be
         converted or continued;

                           (iii) the nature of the proposed conversion or continuation; and

                           (iv) if applicable, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to LIBO Rate Advances, the Borrower failed to select timely a new Interest Period to be applicable to such LIBO Rate Advances, or if any Default or Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such LIBO Rate Advances into Prime Rate Advances effective as of the expiration date of such current Interest Period.

                  (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata among the Banks according to the respective outstanding principal amounts of the Advances held by each Bank with respect to which the notice was given.

                  (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Advances, there shall not be more than five (5) LIBO Rate Advances in effect.

                  (f) The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of any conversion of a LIBO Rate Advance to a Prime Rate Advance on a day that is not the last day of the Interest Period for such LIBO Rate Advance, as provided in Section 3.04 below.

         2.07 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENT. The Borrower may, (i) at the end of any Quarter and upon not less than five Business Days' prior notice to the Administrative Agent (which shall promptly notify each Bank thereof), terminate the Aggregate Commitment, or (ii) only on a one time basis, at the end of any Quarter and upon not less than five Business Days' prior notice to the Administrative Agent (which shall promptly notify each Bank thereof), permanently reduce the Aggregate
Commitment by an aggregate minimum amount of $10,000,000 or any integral multiple of $10,000,000 in excess thereof, up to an aggregate maximum amount of $30,000,000; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Advances or Swing-Line Advances made on the effective date thereof, the then outstanding principal amount of all Advances, Swing-Line Advances and Letters of Credit issued and outstanding would exceed the amount of the Aggregate Commitment then in effect and, PROVIDED, FURTHER, that once reduced in accordance with this Section, the Aggregate Commitment may not be increased without the written approval of the Administrative Agent and each Bank. Any reduction of the Aggregate Commitment shall be applied to each Bank's
Revolving Commitment in accordance with such Bank's Commitment Percentage.
All accrued interest, and all accrued fees described in Section 2.11 hereof, to, but not including, the effective date of any reduction or termination of the Aggregate Commitment, shall be paid on the effective date of such reduction or termination. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of any reduction or termination of the Aggregate Commitment which is effective, with respect to a LIBO Rate Advance, on a day that is not the last day of the Interest Period for such LIBO Rate Advance, as provided in Section 3.04 below.

         2.08     PREPAYMENTS.

                  (a) OPTIONAL PREPAYMENTS. Subject to Section 3.04, the Borrower may, at any time or from time to time, (i) prepay LIBO Rate Advances in whole or in part, upon at least three Business Days' prior notice, by the Borrower, to the Administrative Agent, in amounts of $1,000,000 or any integral multiple of $100,000 in excess thereof (PROVIDED that after any such prepayment, the balance of any such LIBO Rate Advance shall be $2,000,000 or any integral multiple of $100,000 in excess thereof), (ii) prepay Prime Rate Advances (other than Swing-Line Advances) in whole or in part, upon at least one Business Day's prior notice, by the Borrower to the Administrative Agent, in the amount of or greater than $15,000,000, and (iii) prepay Swing-Line Advances or Prime Rate Advances, in an amount less than $15,000,000, in whole or in part without prior notice to the Administrative Agent. Any such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Prime Rate Advances, or LIBO Rate Advances, or any combination thereof. Such notice for prepayment of LIBO Rate Advances shall not thereafter be revocable by the Borrower, and the Administrative Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice for prepayment of LIBO Rate Advances is given by the Borrower, the Borrower shall make such prepayment, and the payment amounts specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 3.04. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of any prepayment of a LIBO Rate Advance, on a day that is not the last day of the Interest Period for such LIBO Rate Advance, as provided in Section 3.04 below.

                  (b) MANDATORY PREPAYMENTS. If the Borrower or any of its Subsidiaries sells (other than a sale to the Borrower or any other Subsidiary) any portion of any property or assets of the Borrower or any of its Subsidiaries for $10,000,000.00 or more, or if the Borrower or any of its Subsidiaries sells, in a single transaction, all or substantially all of the property or assets of the Borrower or any of its Subsidiaries, the Borrower shall use 100% of the proceeds of such sale, net of commissions and closing costs (the "Sale Proceeds") to prepay any Advances, subject to Section 3.04. If the Sale Proceeds are used to prepay
LIBO Rate Advances in whole or in part, then the Borrower shall provide at least three Business Days' prior notice to the Administrative Agent, of such prepayment and such prepayments shall be in amounts of $1,000,000 or any integral multiple of $100,000 in excess thereof (PROVIDED that after any such prepayment, the balance of any such LIBO Rate Advance shall be $2,000,000 or any integral multiple of $100,000 in excess thereof; unless the total
Advances outstanding after giving effect to any other prepayments required by this section, is less than $2,000,000, in which case, the LIBO Rate Advances outstanding shall be reduced by the balance of the such prepayment). Such notice for prepayment of LIBO Rate Advances shall not thereafter be revocable by the Borrower, and the Administrative Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice for prepayment of LIBO Rate Advances is given by the Borrower, the Borrower shall make such prepayment, and the payment amounts specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of any prepayment of a LIBO Rate Advance, on a day that is not the last day of the Interest Period for such LIBO Rate Advance, as provided in Section 3.04 below. If the Sale Proceeds are used to prepay Prime Rate Advances (other than Swing-Line Advances) in whole or in part, then the Borrower shall provide at least one Business Day's prior notice to the Administrative Agent, and such prepayments may be made in any amounts. Prepayments of Swing-Line Advances in whole or in part may be made without prior notice to the Administrative Agent.

         2.09     REPAYMENT; EXTENSION OF TERMINATION DATE.

                  (a) The Borrower shall, on the Termination Date, repay to the Banks in full the aggregate principal amount of all outstanding Advances, and all accrued interest thereon, and shall repay to the Administrative Agent in full the aggregate principal amount of all outstanding Swing-Line Advances, and all accrued interest thereon, shall pay to the Banks all fees, charges and other sums outstanding hereunder on the Termination Date.

                  (b) Notwithstanding the foregoing, upon the request of the Borrower made not earlier than April 1, 2000, and not earlier than April 1st of each subsequent year, and not later than June 30, 2000, and not later than June 30th of each subsequent year, and the concurrence of all of the Banks, in their sole and absolute discretion, the Termination Date may be extended for an additional period of one year; provided, however, and except for any request to extend the Termination Date made in 1999, that the Borrower shall have, in the immediately preceding year, exercised its option, and all of the Banks shall have concurred, to extend the Termination Date; provided, further, if any Bank does not concur in the extension of the Termination Date (the "Dissenting Bank"), the Borrower may:

                           (i)   request that the Dissenting Bank continue its
Commitment Percentage until the original Termination Date; or

                           (ii)  request one or more of the other Banks (the
"Non-Dissenting Banks") to acquire and assume all or part of such Dissenting Bank's Advances and Revolving Commitment, which request may be granted or denied in such Non-Dissenting Bank's sole discretion; or

                           (iii) designate a replacement bank or financial
institution to acquire and assume all or part of such Dissenting Bank's Advances and Revolving Commitment (a "REPLACEMENT BANK"); or

                           (iv)  notwithstanding the provisions of Section 2.07,
permanently reduce the Aggregate Commitment by the aggregate amount of such Dissenting Bank's Advances and Revolving Commitment, by prepaying the amount of such Dissenting Bank's Advances and all accrued interest and fees and reimbursing such Dissenting Bank and holding such Dissenting Bank harmless from any loss or expense which such Dissenting Bank may sustain or incur as a consequence of such reduction of the Aggregate Commitment which is effective, with respect to a LIBO Rate Advance, on a day that is not the last day of the Interest Period for such LIBO Rate Advance, as provided in Section 3.04 below.

Any acquisition of a Dissenting Bank's Advances and Revolving Commitment, designation of a Replacement Bank or reduction of the Aggregate Commitment shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), and shall be effective upon such consent. In the event of the replacement of a Dissenting Bank, such Dissenting Bank agrees to assign without recourse its rights and obligations hereunder to the Replacement Bank upon payment by the Replacement Bank to the Dissenting Bank of the principal amount of such Dissenting Banks's outstanding Advances and any accrued and unpaid interest thereon, and any other amounts owed to such Dissenting Bank and to execute and deliver to the Administrative Agent an assignment and acceptance in form and substance reasonably satisfactory to the Administrative Agent and such Dissenting Bank evidencing such assignment and the acceptance by the Replacement Bank of such Dissenting Bank's obligations hereunder. The designation of a Replacement Bank shall not affect the Borrower's obligations to such Dissenting Bank hereunder.

                  (c) As a condition to such extension as provided hereinabove, the Banks may require the Borrower to pay an extension fee, in an amount to be determined by the Banks and agreed to by the Borrower.

         2.10     INTEREST.

                  (a) Subject to subsection (c) of this Section and to Sections 2.03(g) and 2.04(h) hereof, each LIBO Rate "A" Advance, each LIBO Rate "B" Advance, each LIBO Rate "C" Advance, each Prime Rate "A" Advance, each Prime Rate "B" Advance and each Prime Rate "C" Advance shall bear interest on the outstanding principal amount thereof, from the date when made until it becomes due, at a rate per annum equal to the LIBO Rate or the Prime Rate, as the case may be, PLUS, the Applicable Margin.

                  (b) Interest on each Advance and on each Swing-Line Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on any portion of Advances or Swing-Line Advances prepaid pursuant to Sections 2.07 and 2.08; provided, however, that interest on Prime Rate Advances shall be paid in arrears on the Interest Payment Date immediately following the date of such prepayment. Interest shall be paid on demand during the existence of any Event of Default.

                  (c) During the existence of any Event of Default, the Borrower agrees to pay interest on any unpaid principal or other amount payable hereunder or under any of the other Loan Documents, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Prime Rate PLUS four percent (4%).

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by law applicable to such Bank.

         2.11     FEES.

                  (a)      MODIFICATION FEES.

                           (i)   The Borrower shall pay to the Administrative
Agent on the Closing Date, for the account of each Bank which has committed to fund the "Increase Amount" (as shown on Schedule "1"), non-refundable fees in an amount equal to three-sixteenths of one percent (0.1875%) of the amount of such Bank's "Increase Amount" (as shown on Schedule "1"), for an aggregate fee of $56,250.00.

                           (ii)  The Borrower shall pay to the Administrative
Agent on the Closing Date, for the account of each Bank which has funded the "Existing Revolving Commitment" (as shown on Schedule "1"), non-refundable fees in an amount equal to one-tenth of one percent (0.10%) of the amount of such Bank's "Existing Revolving Commitment" (as shown on Schedule "1"), for an aggregate fee of $170,000.00.

                  (b) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Bank a non-refundable commitment fee in the following percentage per annum on the amount of such Bank's Revolving Commitment, computed on a Quarterly basis in advance, based upon the Leverage Ratio and the Interest Coverage Ratio then in effect (for example, the commitment fee due on April 1 shall be computed based upon the Leverage Ratio then in effect, which in such case would be as of the previous December 31), commencing on the Closing Date, and continuing on the first Business Day of each Quarter until the Termination Date:

                           (i)    if on the first day of such Quarter:

                                    (A) the Leverage Ratio is less than 1.35 to
                  1 and the Interest Coverage Ratio is greater than 2.00 to 1;
                  or

                                    (B) the Leverage Ratio is less than 1.50 to
                  1 and the Interest Coverage Ratio is greater than 2.50 to 1;

then the percentage for the commitment fee shall be equal to 0.125%;

                           (ii)   if on the first day of such Quarter:

                                    (A) the Leverage Ratio is less than or equal
                  to 1.35 to 1 and the Interest Coverage Ratio is greater than or equal to 1.75 to 1, but less than 2.00 to 1; or

                                    (B) the Leverage Ratio is less than or equal
                  to 1.50 to 1 and the Interest Coverage Ratio is greater than or equal to 2.00 to 1, but less than 2.50 to 1; or

                                    (C) the Leverage Ratio is less than or equal
                  to 1.60 to 1 and the Interest Coverage Ratio is greater than or equal to 2.50 to 1;

then the percentage for the commitment fee shall be equal to 0.18%; and

                           (iii)  if on the first day of such Quarter:

                                    (A) the Leverage Ratio is greater than 1.35
                  to 1, but less than or equal to 1.50 to 1, and the Interest Coverage Ratio is greater than or equal to 1.75 to 1, but less than 2.00 to 1; or

                                    (B) the Leverage Ratio is greater than 1.50
                  to 1, but less than or equal to 1.60 to 1, and the Interest Coverage Ratio is greater than or equal to 2.00 to 1, but less than 2.50 to 1;

then the percentage for the commitment fee shall be equal to 0.25%;

PROVIDED, HOWEVER, that (1) if the Borrower fails to provide the Leverage Ratio/Interest Coverage Ratio/Base Grid Certificate as required in Section 6.02(e), and the Administrative Agent is unable to determine the Leverage Ratio for such Quarter, then the percentage for the commitment fee for such Quarter shall be 0.25%, or (2) if an Event of Default has occurred, then the percentage for the commitment fee for the Quarter immediately following such Event of Default, and for each subsequent Quarter as long as such Event of Default is continuing, shall be 0.25%; and

PROVIDED, FURTHER, HOWEVER, that if the Borrower has the right to make Western Pacific Advances pursuant to Section 7.07(e) hereof, then even if the Leverage Ratio and the Interest Coverage Ratio would otherwise qualify for the percentage as set forth in subsection (i) above, the Borrower shall pay the commitment fee in the percentage as set forth in subsection (ii) above. This restriction shall terminate upon the earlier of: (i) the termination of the Borrower's right to make Western Pacific Advances under Section 7.07(e), or (ii) December 31, 2001.

                  (c) UNUSED FACILITY FEES. The Borrower shall pay to the Administrative Agent for the account of each Bank an unused facility fee equal to one-fifth of one percent (0.20%) per annum of the amount equal to the difference between (i) such Bank's Revolving Commitment (less such Bank's Commitment Percentage of any issued and outstanding Letters of Credit) and (ii) such Bank's Commitment Percentage of the outstanding principal balance of all Advances made hereunder, computed on a daily balance basis in arrears, commencing as of the Closing Date, and becoming due and payable on the last Business Day of each Quarter, with the final payment to be made on the Termination Date; PROVIDED HOWEVER that in the case of the Administrative Agent, the unused facility fee shall be equal to one-fifth of one percent (0.20%) of the amount equal to the difference between (i) the Administrative Agent's Revolving Commitment (less the Administrative Agent's Commitment Percentage of any issued and outstanding Letters of Credit) and (ii)(A) the Administrative Agent's Commitment Percentage of the outstanding principal balance of all Advances made hereunder and (B) 100% of the outstanding principal balance of all Swing-Line Advances made hereunder, computed on a daily balance basis in arrears, commencing as of the Closing Date and becoming due and payable on the last Business Day of each Quarter, with the final payment to be made on the Termination Date.

                  (d) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent or the Issuing Bank, as applicable, upon the Issuance hereunder of each new Letter of Credit, or upon the extension hereunder of each existing Letter of Credit, a letter of credit fee in an amount equal to one and one-fourth percent (1.25%) of the amount of such Letter of Credit. For Letters of Credit issued by the Administrative Agent, the Administrative Agent will retain 20% of such letter of credit fee (i.e., .25% of the amount of such Letter of Credit) for its own account, and will remit the balance of such fee to each Bank (including the Administrative Agent) pro rata in accordance with such Bank's Revolving Commitment. For Letters of Credit issued by the Issuing Bank, the Issuing Bank may retain 20% of such letter of credit fee (i.e., .25% of the amount of such Letter of Credit) for its own account, and will remit the balance to the Administrative Agent, who will then remit the same to each Bank (including the Issuing Bank and the Administrative Agent) pro rata in accordance with such Bank's Revolving Commitment.

                  (e) AGENCY FEE; STRUCTURING FEE. The Borrower shall pay to the Administrative Agent for the Administrative Agent's own account an agency fee in the amount and at the times set forth in those letter agreements between the Borrower and the Administrative Agent dated September 30, 1998 and July 2, 1999.

         2.12     COMPUTATION OF FEES AND INTEREST.

                  (a) The fees described in Section 2.11 above shall be calculated on the basis year of 365 days, and actual days elapsed; provided, however, all fees for Letters of Credit shall be calculated based upon a year of 360 days.

                  (b) All computations of interest payable in respect of Prime Rate Advances shall be made on the basis of a year of 365 days, and actual days elapsed. All computations of interest payable in respect of LIBO Rate Advances shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (c) The Administrative Agent will, with reasonable promptness, notify the Borrower and the Banks of each determination of the Borrowing Base, of the Leverage Ratio and the Interest Coverage Ratio; PROVIDED that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on an Advance or a Swing-Line Advance resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate becomes effective. Any change in the interest rate on an Advance or a Swing-Line Advance resulting from a change in the Leverage Ratio and the Interest Coverage Ratio (and the resultant Applicable Margin) shall become effective as of the opening of business on the first day of the month following the determination of the Leverage Ratio and the Interest Coverage Ratio. The Administrative Agent will with reasonable promptness notify the Borrower and the Banks of the effective date and the amount of each such change; PROVIDED that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent.

         2.13     PAYMENTS BY THE BORROWER.

                  (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim; shall, except with respect to payments relating to Swing-Line Advances, and as otherwise expressly provided herein, be made to the Administrative Agent for the ratable account of the Banks at the Administrative Agent's Payment Office; and shall be made in U.S. Dollars and in immediately available funds, no later than 9:00 a.m. Honolulu, Hawaii time on the date specified herein for payments on, or of, Advances, and no later than 1:00 p.m. Honolulu, Hawaii time on the date specified herein for payments on, or of, Swing-Line Advances. The Administrative Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received; provided however that the Administrative Agent shall retain all payments made by the Borrower on, or of, Swing-Line Advances for the Administrative Agent's own account. Any payment which is received by the Administrative Agent later than 9:00 a.m. Honolulu, Hawaii time and any payment on, or of, Swing-Line Advances which is received by the Administrative Agent later than 1:00 p.m. Honolulu, Hawaii time, shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

                  (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full as and when required hereunder, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

         2.14     PAYMENTS BY THE BANKS TO THE ADMINISTRATIVE AGENT.

                  (a) Unless the Administrative Agent shall have received notice from a Bank at least one Business Day prior to the date of any proposed Borrowing, conversion of a Swing-Line Advance to an Advance, or negotiation of a Letter of Credit, that such Bank will not make available to the Administrative Agent as and when required hereunder the amount of that Bank's Commitment Percentage thereof, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on such date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the appropriate party on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the appropriate party such amount, that Bank shall on the next Business Day following such date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Advance on such date for all purposes of this Agreement. If, with respect to a Borrowing, such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances comprising such Borrowing.

                  (b) The failure of any Bank to make any Advance on the date of any proposed Borrowing, conversion of Swing-Line Advance to an Advance, or negotiation of a Letter of Credit, shall not relieve any other Bank of any obligation hereunder to make an Advance on the date thereof, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date thereof. The Administrative Agent shall take such action as the Administrative Agent deems advisable, or as the Administrative Agent may be directed by the Majority Banks, pursuant to the Inter-Bank Agreement, to cause such Bank to make such Advance, or to cause one or more of the other Banks to acquire and assume such Bank's Advances and Revolving Commitment, or to designate a replacement bank or financial institution to acquire and assume such Bank's Advances and Revolving Commitment.

         2.15 SHARING OF PAYMENTS, ETC. If, other than with respect to Swing-Line Advances made by the Administrative Agent, or other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Advances made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Advances obtained by all the Banks, such Bank shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section and will in each case notify the Banks following any such purchases or repayments.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

                  (a) Subject to subsection 3.01(g), any and all payments by the Borrower to each Bank or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

                  (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                  (c) Subject to subsection 3.01(g), the Borrower shall indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by any Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefor or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date any Bank or the Administrative Agent makes written demand therefor. If any Taxes or Other Taxes for which the Borrower have provided an indemnity to any Bank or the Administrative Agent under this subsection 3.01(c) are found to be incorrectly or illegally assessed, then, upon the request of the Borrower, such Bank or Administrative Agent will take such action, if any, as such Bank or the Administrative Agent may determine in its discretion, exercised in good faith, to be commercially reasonable to obtain a refund of such Taxes or Other Taxes and shall promptly remit to the Borrower any refund which the Bank or the Administrative Agent receives, after deducting from such refund all costs and expenses incurred (including reasonable attorneys' fees and expenses and allocated costs of internal legal services) in collecting such refund.

                  (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then, subject to subsection 3.01(g):

                           (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                           (ii)     the Borrower shall make such deductions; and

                           (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (e) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                  (f) Each Bank which is a foreign person (i.e., a person other than a United States Person for United States Federal income tax purposes) agrees that:

                           (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Borrower through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                           (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to each of the Borrower through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                           (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Borrower through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and

                           (iv) it shall, promptly upon the Borrower's or the Administrative Agent's reasonable request to that effect, deliver to the Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

                  (g) The Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(d) to any Bank for the account of any Lending Office of such
Bank:

                           (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations, if any, under subsection 3.01(f) in respect of such Lending Office;

                           (ii) if such Bank shall have delivered to the Borrower a Form 4224 in respect of such Lending Office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                           (iii) if the Bank shall have delivered to the Borrower a Form 1001 in respect of such Lending Office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                  (h) If the Borrower is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         3.02     ILLEGALITY.

                  (a) If any Bank shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make LIBO Rate Advances, then, on notice thereof by the Bank to the Borrower through the Administrative Agent, the obligation of that Bank to make LIBO Rate Advances shall be suspended until that Bank shall have notified the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

                  (b) If a Bank shall determine that it is unlawful to maintain any LIBO Rate Advance, the Borrower shall prepay in full all LIBO Rate Advances of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if that Bank may lawfully continue to maintain such LIBO Rate Advances to such day, or immediately, if that Bank may not lawfully continue to maintain such LIBO Rate Advances, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

                  (c) If the Borrower is required to prepay any LIBO Rate Advance immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Borrower shall borrow from the Affected Bank, in the amount of such repayment, a Prime Rate Advance.

                  (d) If the obligation of any Bank to make or maintain LIBO Rate Advances has been terminated, the Borrower may elect, by giving notice to that Bank through the Administrative Agent that all Advances which would otherwise be made by that Bank as LIBO Rate Advances shall be instead Prime Rate Advances.

         3.03     INCREASED COSTS AND REDUCTION OF RETURN.

                  (a) If any Bank shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements to the extent included the calculation of the LIBO Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), enacted after the Closing Date, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBO Rate Advances, then the Borrower shall be liable for, and shall from time to time, upon demand therefor by such Bank (with copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank, with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) such Bank determines that the amount of such capital is increased as a consequence of its commitment to extend credit under this Agreement, or loans, advances, credits or obligations under this Agreement, then, upon demand of such Bank (with a copy to the Administrative Agent), the Borrower shall upon demand pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase. Notwithstanding the above, the Borrower shall not be required to pay to any Bank any amount under this subsection 3.03(b) which reflects compensation for such increased capital requirement which was effective more than 180 days prior to the date of such demand, unless such increased capital requirement is made retroactive by such (i) Capital Adequacy Regulation, (ii) change therein,
(iii) change in the interpretation or administration thereof, or (iv) compliance with any Capital Adequacy Regulation.

                  (c) Any Bank claiming reimbursement or compensation pursuant to this Section 3.03 shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Bank under this Section 3.03 and the basis therefor and such certificate shall be rebuttable presumptive evidence of such amount.

         3.04 FUNDING LOSSES. The Borrower agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

                  (a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBO Rate Advance (including payments made after any acceleration thereof);

                  (b) the failure of the Borrower to borrow, continue or convert an Advance after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 2.08;

                  (d)      the conversion pursuant to Section 2.03(e) or Section
2.06 of any LIBO Rate Advance to a Prime Rate Advance on a day that is not the last day of the respective Interest Period;

                  (e) the termination or reduction in the Aggregate Commitment which is effective, with respect to a LIBO Rate Advance, on a day that is not the last day of the Interest Period for such LIBO Rate Advance, as provided in Section 2.07; or

                  (f) the prepayment (including pursuant to Section 2.08) of a LIBO Rate Advance on a day which is not the last day of the Interest Period with respect thereto;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBO Rate Advances hereunder or from fees payable to terminate the deposits from which such funds were obtained, such amount or amounts to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, not prepaid, not paid, not borrowed, not continued or converted, or converted at the time of such action or failure to act for the period from the date of such action or failure to act to the last day of the then current Interest Period (or, in the case of a failure to borrow, continue or convert, the Interest Period which would have commenced on the date of such failure) at the LIBO Rate in effect for such Interest Period over (ii) the amount of interest which would accrue to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London Interbank Market. Such Bank shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount of such loss, cost or expense and the basis therefor which shall be rebuttable presumptive evidence of the amount of such loss, cost or expense. Solely for purposes of calculating amounts payable by the Borrower to the Banks under this Section 3.04 and under subsection 3.03(a), each LIBO Rate Advance made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBO Rate plus the Applicable Margin for such LIBO Rate Advance by a matching deposit or other borrowing in the London Interbank Market for a comparable amount and for a comparable period, whether or not such LIBO Rate Advance is in fact so funded.

         3.05 INABILITY TO DETERMINE RATES. If the Majority Banks shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Advance or that the LIBO Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed LIBO Rate Advance does not adequately and fairly reflect the cost to such Banks of funding such Advance, the Administrative Agent will forthwith give notice of such determination to the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBO Rate Advances hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such notice, the Banks shall make, convert or continue the Advances, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Advances shall be made, converted or continued as Prime Rate Advances instead of LIBO Rate Advances.

         3.06 SUBSTITUTION OF BANKS. Upon the receipt by the Borrower from any Bank (an "AFFECTED BANK") of a claim for compensation pursuant to Section
3.01 or Section 3.03, or a notice to the Borrower through the Administrative Agent under Section 3.02(a), unless the Borrower and the Affected Bank have reached an agreement or are negotiating toward reaching an agreement relative to alleviating the impact of such claim for compensation or such notice on the Borrower, the Borrower may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Advances and Revolving Commitment, which request may be granted or denied in such Bank's sole discretion; or (ii) designate a replacement bank or financial institution (the "Substitute Bank") to acquire and assume all or part of such Affected Bank's Advances and Revolving Commitment. Any such designation of a Substitute Bank under clause (ii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). In the event of the replacement of an Affected Bank, such Affected Bank agrees to assign without recourse its rights and obligations hereunder to the Substitute Bank upon payment by the Substitute Bank to the Affected Bank of the principal amount of such Affected Banks's outstanding Advances and any accrued and unpaid interest thereon, and any other amounts owed to such Affected Bank and to execute and deliver to the Administrative Agent an assignment and acceptance in form and substance reasonably satisfactory to the Administrative Agent and such Affected Bank evidencing such assignment and the acceptance by the Substitute Bank of such Affected Bank's obligations hereunder. The designation of a Substitute Bank shall not affect the Borrower's obligations to such Affected Bank hereunder.

         3.07 SURVIVAL. The agreements and obligations of the Borrower in this Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.01 CONDITIONS TO CLOSING. The obligation of each Bank to make its Revolving Commitment available to the Borrower hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank and in sufficient copies for each Bank:

                  (a) CREDIT AGREEMENT. This Agreement executed by the Borrower, the Administrative Agent and each of the Banks.

                  (b) OTHER LOAN DOCUMENTS. The Note executed by the Borrower, in favor of the Administrative Agent, as agent for the Banks, the Guaranty executed by the Guarantors, the Inter-Bank Agreement executed by the Banks and the Agents, and all other Loan Documents.

                  (c)      RESOLUTIONS: INCUMBENCY.

                           (i) Copies of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement, and the other Loan Documents to be delivered hereunder by the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower; and

                           (ii) Copies of the resolutions of the respective board of directors of the Guarantors approving and authorizing the execution, delivery and performance by the Guarantors of the Guaranty, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor; and

                           (iii) Certificates of the Secretary or Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of such entity authorized to execute, deliver and perform this Agreement, and all other Loan Documents to be delivered hereunder; and

                           (iv) Copies of all articles of incorporation and bylaws (for corporations), and articles of organization and operating agreements (for limited liability companies), together with any amendments thereto, of the Borrower and each Guarantor, as applicable; provided, however, that the Borrower shall not be required to provide additional copies of any such documents that the Borrower previously provided to the Administrative Agent in connection with the previous amendments of this Agreement.

                  (d) LEGAL OPINION. An opinion of Counsel to the Borrower and the Guarantors and addressed to the Administrative Agent and the Banks, substantially in the form of EXHIBIT E.

                  (e) PAYMENT OF FEES. The Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with fees and disbursements of counsel for First Hawaiian Bank.

                  (f) CERTIFICATES. A Borrowing Base Certificate dated December 31, 2000, an initial Leverage Ratio/Interest Coverage Ratio/Base Grid Certificate, and a compliance certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, stating that:

                           (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                           (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                           (iii) there has occurred since September 30, 2000, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (g) FINANCIAL STATEMENTS. Unaudited consolidated financial statements of the Borrower and its Subsidiaries as of September 30, 2000.

                  (h) CERTIFICATE OF GOOD STANDING. A certificate of good standing for the Borrower and each Guarantor, issued by the appropriate agency of the state of incorporation for such entity and, if qualified to do business in the State of Hawaii, by the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii, as of no earlier than January 1, 2001.

                  (i) TAX CLEARANCE CERTIFICATE. A tax clearance certificate for the Borrower and each Guarantor, issued as of no earlier than January 1, 2001, by the appropriate agency of the state of incorporation for such entity and, if qualified to do business in the State of Hawaii, by the Department of Taxation of the State of Hawaii, certifying that all taxes due to the respective state by such entity, up to and including the date of such certificate, have been paid.

                  (j) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may reasonably request.

         4.02 CONDITIONS TO ALL BORROWINGS, SWING-LINE BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT. The obligation of each Bank to make any Advance hereunder (including its initial Advance), or to continue or convert any Advance pursuant to section 2.06, or of the Administrative Agent to make any Swing-Line Advance hereunder, or of the Administrative Agent or the Issuing Bank to issue any Letter of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant date therefor:

                  (a) NOTICE OF BORROWING OR CONTINUATION/CONVERSION. The Administrative Agent shall have received a Notice of Borrowing or a Notice of Swing-Line Borrowing or a Request for Issuance of Letter of Credit or a Notice of Continuation/Conversion, as applicable;

                  (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower herein, and by the Guarantors in the Guaranty, shall be true and correct on and as of such date, with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing, Notice of Swing-Line Borrowing, Request for Issuance of Letter of Credit and Notice of Continuation/Conversion submitted by the Borrower, hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the applicable effective date thereof, that the conditions in this Section 4.02 are satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and each Bank that:

         5.01     ORGANIZATION, STANDING AND AUTHORITY.

                  (a) SCHULER HOMES, INC.: Schuler Homes, Inc. is a Delaware corporation (which will be known as Schuler Residential, Inc. upon the completion of the Step 1 Merger A Transaction), validly existing and in good standing under the laws of the State of Delaware, is registered to do business and in good standing in the State of Hawaii, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Schuler Homes, Inc. has all requisite corporate power and authority to execute and deliver this Agreement and the other Loan Documents and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Loan Documents have been duly authorized by the board of directors of Schuler Homes, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of this Agreement and the other Loan Documents.

                  (b) SCHULER HOMES OF CALIFORNIA, INC.: Schuler Homes of California, Inc. is a California corporation, validly existing and in good standing under the laws of the State of California, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Schuler Homes of California, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Schuler Homes of California, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (c) SCHULER HOMES OF OREGON, INC.: Schuler Homes of Oregon, Inc. is an Oregon corporation, validly existing and in good standing under the laws of the State of Oregon, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Schuler Homes of Oregon, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Schuler Homes of Oregon, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (d) SCHULER HOMES OF WASHINGTON, INC.: Schuler Homes of Washington, Inc. is a Washington corporation, validly existing and in good standing under the laws of the State of Washington, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Schuler Homes of Washington, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Schuler

Homes of Washington, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (e) MELODY HOMES, INC.: Melody Homes, Inc. is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware, and the State of Colorado, as applicable, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Melody Homes, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Melody Homes, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (f) SCHULER REALTY/MAUI, INC.: Schuler Realty/Maui, Inc. is a Hawaii corporation, validly existing and in good standing under the laws of the State of Hawaii, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Schuler Realty/Maui, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Schuler Realty/Maui, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (g) SCHULER REALTY/OAHU, INC.: Schuler Realty/Oahu, Inc. is a Hawaii corporation, validly existing and in good standing under the laws of the State of Hawaii, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Schuler Realty/Oahu, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Schuler Realty/Oahu, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (h) VERTICAL CONSTRUCTION CORPORATION: Vertical Construction Corporation is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware, is registered to do business and in good standing in the State of Hawaii, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Vertical Construction Corporation has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Vertical Construction Corporation, and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (i) MELODY MORTGAGE CO.: Melody Mortgage Co. is a Colorado corporation, validly existing and in good standing under the laws of the State of Colorado, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Melody Mortgage Co. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Melody Mortgage Co., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (j) SHLR OF WASHINGTON, INC.: SHLR of Washington, Inc. is a Washington corporation, validly existing and in good standing under the laws of the State of Washington, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. SHLR of Washington, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of SHLR of Washington, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (k) SHLR OF UTAH, INC.: SHLR of Utah, Inc. is a Utah corporation, validly existing and in good standing under the laws of the State of Utah, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. SHLR of Utah, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of SHLR of Utah, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (l) SHLR OF COLORADO, INC.: SHLR of Colorado, Inc. is a Colorado corporation, validly existing and in good standing under the laws of the State of Colorado, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. SHLR of Colorado, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of SHLR of Colorado, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (m) SSHI LLC: SSHI LLC is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware, is solvent, and has all requisite limited liability company power and authority to carry on the business and to own the property that it now carries on and owns. SSHI LLC has all requisite limited liability company power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the members of SSHI LLC, and no other company action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (n) SHLR OF NEVADA, INC.: SHLR of Nevada, Inc. is a Nevada corporation, validly existing and in good standing under the laws of the State of Nevada, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. SHLR of Nevada, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of SHLR of Nevada, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (o) SRHI LLC: SRHI LLC is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware, is solvent, and has all requisite limited liability company power and authority to carry on the business and to own the property that it now carries on and owns. SRHI LLC has all requisite limited liability company power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the members of SRHI LLC, and no other company action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (p) SCHULER HOMES OF ARIZONA, LLC: Schuler Homes of Arizona, LLC is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware, is solvent, and has all requisite limited liability company power and authority to carry on the business and to own the property that it now carries on and owns. Schuler Homes of Arizona, LLC has all requisite limited liability company power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the members of Schuler Homes of Arizona, LLC, and no other company action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (q) SHLR OF CALIFORNIA, INC.: SHLR of California, Inc. is a California corporation, validly existing and in good standing under the laws of the State of California, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. SHLR of California, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of SHLR of California, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (r) SCHULER MORTGAGE, INC.: Schuler Mortgage, Inc. is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware, is registered to do business and in good standing in the State of Washington, is solvent, and has all requisite corporate power and authority to carry on the business and to own the property that it now carries on and owns. Schuler Mortgage, Inc. has all requisite corporate power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the board of directors of Schuler Mortgage, Inc., and no other corporate action of or for such company is requisite to the execution and delivery of the Guaranty.

                  (s) SHA CONSTRUCTION LLC: SHA Construction LLC is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware, is registered to do business and in good standing in the State of Arizona, is solvent, and has all requisite limited liability company power and authority to carry on the business and to own the property that it now carries on and owns. SHA Construction LLC has all requisite limited liability company power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the members of SHA Construction LLC, and no other company action of or for such company is requisite to the execution and delivery of the Guaranty.

         5.02 TAX RETURNS AND PAYMENTS. All material tax returns and reports of the Borrower and its Subsidiaries required by law to be filed have been duly filed, and all taxes, assessments, contributions, fees and other governmental charges the liability for which could exceed $100,000 (other than those presently payable without penalty or interest and those which have been disclosed to the Banks but which are currently being contested in good faith) upon the Borrower or any of its Subsidiaries or upon the properties or assets or income of the Borrower or its Subsidiaries, which are due and payable, have been paid.

         5.03 LITIGATION. There is, to the knowledge of the Borrower, no action, suit, proceeding or investigation pending at law or in equity or before any Governmental Authority, or threatened against or affecting the Borrower or its Subsidiaries, an adverse ruling in which would or might constitute a Material Adverse Effect.

         5.04 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME. Neither the Borrower nor any of its Subsidiaries are in violation of or in default with respect to any term or provision of its Articles of Incorporation or Bylaws, and neither the Borrower or any of its Subsidiaries is, to the best knowledge of the Borrower, in violation of or in default with respect to any term or provision of any mortgage, indenture, contract, agreement or instrument applicable to it or by which it may be bound; and the execution, delivery, performance of and compliance with each and all of the Loan Documents by the Borrower and the Guaranty by the Subsidiaries will not result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, lien or charge on any of the properties or assets of the Borrower or its Subsidiaries; and there is no term or provision of the Borrower's or any Subsidiaries' Articles of Incorporation or Bylaws, or any mortgage, indenture, contract, agreement or instrument applicable to the Borrower or its Subsidiaries or by which the Borrower or any Subsidiary may be bound, which may adversely affect the business or prospects or condition (financial or other) of the Borrower, any of its Subsidiaries, or any of their respective properties or assets.

         5.05 COMPLIANCE WITH LAW. The consummation of the transactions contemplated by the Loan Documents will not conflict with or result in a breach of any law, statute, ordinance, regulation, order, writ, injunction, judgment of any court or governmental instrumentality, domestic or foreign, applicable to the Borrower or its Subsidiaries.

         5.06 GOVERNMENTAL AUTHORIZATION. No consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority in connection with the valid execution and delivery of each of the Loan Documents is required or, if required, such consent, approval, order or authorization shall have been obtained prior to the Closing Date.

         5.07 FINANCIAL STATEMENTS. All financial statements heretofore delivered to the Banks by the Borrower and its Subsidiaries are true and correct in all respects, and fairly represent the financial condition of the subjects thereof as of the dates thereof; and no material, adverse changes have occurred in the financial condition reflected therein since the dates thereof.

         5.08 BROKERS, FINDERS AND AGENTS. The Borrower has not employed or engaged any broker, finder or agent who may claim a commission or fee or other compensation with respect to the Aggregate Commitment or the transactions described herein. Without in any way limiting the generality of Section 10.05 of this Agreement, the Borrower will indemnify and hold each Bank harmless from any and all claims of brokers or other claims for commissions or fees in connection with the Aggregate Commitment and the transactions described herein, and will further hold each Bank harmless and indemnify each Bank against all losses, damages, costs and charges (including attorneys' fees) which such Bank may sustain because of such claims or in consequence of defending against such claims.

         5.09 COMPLIANCE WITH FUNDING STANDARDS. The Borrower and each Subsidiary has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan in which it is a member and is in compliance in all material respects with the currently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC.

         5.10 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Advances are intended to be and shall be used solely for the purposes set forth in and permitted by this Agreement, and are intended to be and shall be used in compliance with Section 7.01. Neither the Borrower nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.11 NO MATERIAL ADVERSE EFFECT. Since the Closing Date, there has been no Material Adverse Effect.

         5.12 REGULATED ENTITIES. None of the Borrower, any Subsidiary of the Borrower or any Person controlling the Borrower or any of its Subsidiaries is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.13 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any Bank shall have any commitment to extend credit hereunder, or any Advance, Swing-Line Advance, or Letter of Credit shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.01 FINANCIAL STATEMENTS. The Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank:

                  (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, (i) a copy of the Borrower's annual 10-K Report filed with the Securities and Exchange Commission, which includes a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements represent fairly the financial position and results of operations as of the end of and for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, (such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the records of the Borrower or its Subsidiaries); and (ii) a copy of the consolidating reports of the Borrower and all of its Subsidiaries;

                  (b)      as soon as available, but not later than forty-five
(45) days after the end of each Quarter, (i) a copy of the Borrower's quarterly 10-Q Report filed with the Securities and Exchange Commission, which includes a copy of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such Quarter, and certified by an appropriate Responsible Officer of the Borrower as being complete and correct and fairly presenting, in accordance with Article 10 of SEC Regulation S-X, the consolidated financial position and the consolidated results of operations of the Borrower and its Subsidiaries; (ii) a copy of the consolidating reports of the Borrower and all of its Subsidiaries; and (iii) a copy of Western Pacific's financial statements for such Quarter.

                  (c) not later than five (5) days after the filing thereof, copies of all reports and registration statements which the Borrower files with the Securities and Exchange Commission or any national securities exchange.

         6.02 CERTIFICATES; OTHER INFORMATION The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Bank:

                  (a) not later than forty-five (45) days after the end of each Quarter, a certificate of a Responsible Officer of the Borrower, in the form of EXHIBIT F-1 stating that, to the best of such officer's knowledge, the Borrower and its Subsidiaries during such period, have observed and performed all of their covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by the Borrower and its Subsidiaries and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, which, where a Default or Event of Default is specified, shall set forth the details of the occurrence referred to therein, state what action the Borrower or its Subsidiaries propose to take with respect thereto and at what time, and describe with particularity any and all applicable clauses or provisions of this Agreement which have been breached or violated, and, if the Merger A Transaction is completed, that Western Pacific during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in the Western Pacific Credit Agreement to be observed, performed or satisfied by Western Pacific and that such officer has obtained no knowledge of any Default or Event of Default (as defined in the Western Pacific Credit Agreement) except as specified in such certificate, which, where a Default or Event of Default is specified, shall set forth the details of the occurrence referred to therein, state what action Western Pacific proposes to take with respect thereto and at what time, and describe with particularity any and all applicable clauses or provisions of the Western Pacific Credit Agreement which have been breached or violated, together with a calculation of (i) the percentage of common stock in the Borrower (or if the Merger A Transaction is completed, then the Holding Company) owned by James K. Schuler as of the end of such Quarter, (ii) the minimum Consolidated Tangible Net Worth as of the end of such Quarter, (iii) the Consolidated Net Earnings during such Quarter, (iv) the amount of and net proceeds received from any Equity Offering (other than the exercise of an employee stock option) or conversion of a subordinated convertible debenture consummated or effected during such Quarter, (v) Real Estate Development Assets, Real Estate Indebtedness, and the Development Ratio as of the end of such Quarter,
(vi) the amount of and purpose for all investments permitted under subsection
(e) of the definition of "Permitted Investment", and (vii) the amount of and purpose for all indebtedness, investments and advances permitted under subsection (ii) of the definition of "Permitted Indebtedness", and showing for each item (i) through (vii) above, the comparison between such Quarter and previous Quarters (beginning with the Quarter ending September 30, 2000).

                  (b) not later than forty-five (45) days after the end of each Quarter a certificate of a Responsible Officer of the Borrower, in the form of EXHIBIT F-2 for each project in which the Borrower or any of its Subsidiaries has an investment, relating to the status of all Unentitled Land (location, purchase price, number of lots and entitlement schedule), Unimproved Land (location, number of lots and development schedule), and Land Under Development (location and status of development), as of the end of the previous Quarter.

                  (c) not later than fifteen (15) days after the end of each month, provided, however, that if the end of such month is also the end of a Quarter, then not later than twenty-five (25) days after the end of such month, a certificate of a Responsible Officer of the Borrower, in the form of EXHIBIT F-3 for each project in which the Borrower or any of its Subsidiaries has an investment, relating to the status of all Unsold Homes Under Construction (location and number of homes), Completed Unsold Homes (location and number of homes), Completed Unsold Homes Over 180 Days (location and number of homes), and Contracted Homes (location, number of homes and status of sales), as of the end of the previous month.

                  (d) not later than fifteen (15) days after the end of each month, provided, however, that if the end of such month is also the end of a Quarter, then not later than twenty-five (25) days after the end of such month, a Borrowing Base Certificate of a Responsible Officer of the Borrower, in the form of EXHIBIT F-4, containing a detailed listing and a summary of all Real Estate Development Assets, as of the end of the previous month.

                  (e) not later than forty-five (45) days after the end of each Quarter, a Leverage Ratio/Interest Coverage Ratio/Base Grid Certificate of a Responsible Office of the Borrower, in the form of EXHIBIT F-5, containing a calculation of the total Indebtedness of the Borrower and its Subsidiaries, and the Consolidated Tangible Net Worth, as of the end of the previous Quarter, based on balance sheet information prepared in accordance with GAAP.

                  (f) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a projected consolidated balance sheet of the Borrower and its Subsidiaries for the next three (3) fiscal years, prepared on a Quarterly basis, and the related projected consolidated statements of income, shareholders' equity and cash flows for such fiscal years, setting forth in each case in comparative form the figures for the previous fiscal year (whether such figures for such previous fiscal year were actual or projected).

                  (g) if the Merger A Transaction is completed, then not later than forty-five (45) days after the end of each Quarter, a certificate of a Responsible Officer of Western Pacific, in the form of EXHIBIT F-6, stating that, to the best of such officer's knowledge, Western Pacific during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in the Western Pacific Credit Agreement to be observed, performed or satisfied by Western Pacific and that such officer has obtained no knowledge of any Default or Event of Default (as defined in the Western Pacific Credit Agreement) except as specified in such certificate, which, where a Default or Event of Default is specified, shall set forth the details of the occurrence referred to therein, state what action Western Pacific proposes to take with respect thereto and at what time, and describe with particularity any and all applicable clauses or provisions of the Western Pacific Credit Agreement which have been breached or violated.

                  (h) if the Merger A. Transaction is completed, then contemporaneously with delivery by Western Pacific to the "Agent" under the Western Pacific Credit Agreement, the Borrower shall deliver to the Administrative Agent, with sufficient copies for each Bank, all financial statements, certificates and information as required by Section 7.4 of the Western Pacific Credit Agreement.

                  (i) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

         6.03 NOTICES. The Borrower shall promptly notify each Bank through the Administrative Agent:

                  (a) (i) of the occurrence of any Default or Event of Default, (ii) of the occurrence or existence of any event or circumstance that foreseeably is likely to become a

Default or Event of Default, and (iii) of the occurrence or existence of any event or circumstance that would cause the condition to Borrowing, conversion or continuation set forth in subsection 4.02(b) not to be satisfied if a Borrowing, conversion or continuation were requested on or after the date of such event or circumstance;

                  (b) of any breach or non-performance of, or any default under, any contractual obligation (including a contractual obligation by which any of its property is bound) of the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect;

                  (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any of its Subsidiaries which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; or in which the relief sought is an injunction or other stay of the performance of this Agreement; and

                  (d) of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Banks pursuant to this Agreement;

                  Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement that have been breached or violated.

         6.04 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

                  (b) all lawful claims which, if unpaid, would by law become a lien upon its property; and

                  (c) all Indebtedness, as and when due and payable, but subject to the restrictions contained in Section 7.05 of this Agreement.

         6.05 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over them or their business (including the Federal Fair Labor Standards Act), the breach of which would have a Material Adverse Effect, except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.06 INSPECTION OF PROPERTY AND BOOKS AND PROCEEDS. The Borrower shall maintain and shall cause each of its Subsidiaries to maintain books, accounts, and records in accordance with GAAP and permit employees or agents of the Administrative Agent and any Bank, at any reasonable time, to inspect their properties, and permit employees or agents of the Administrative Agent and any Bank, at any reasonable time, once per Quarter, to examine and audit their books, accounts, and records and make copies and memoranda thereof, at such Bank's expense, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; PROVIDED, HOWEVER, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.07 MINIMUM TANGIBLE NET WORTH. The Borrower shall maintain the Consolidated Tangible Net Worth, as at the end of each Quarter, at a level equal to or greater than (a) $160,000,000, plus (b) fifty percent (50%) of Consolidated Net Earnings cumulative since January 1, 2000, provided that in no event shall such amount be decreased as a result of any losses sustained after such date, plus (c) ninety percent (90%) of net proceeds received from any Equity Offering, and from any conversion of a subordinated convertible debenture, consummated or effected after the Closing Date; provided, further, that if the Merger A Transaction is completed and if Western Pacific shall be in default under any of its loan obligations, then the dollar amount of any Western Pacific Advance shall be deducted from Tangible Net Worth for the purpose of determining the Consolidated Tangible Net Worth, pursuant to Section 7.07(e)(vi) hereof.

         6.08 PRESERVATION OF CORPORATE EXISTENCE. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and in which it conducts business, and shall not, without the prior written consent of the Majority Banks, make any material amendment to, or modification of, or terminate, its constituent documents, true and correct copies of which the Borrower represents have been provided to the Banks; provided, however, that the Borrower may complete and effect the Merger Transaction subject to the conditions heretofore set forth..

         6.09 APPRAISAL. Independent FIRREA appraisals may be requested from the Borrower, and the Borrower shall provide such appraisals, if required to conform with FDICIA guidelines or other banking laws, rules or regulations.

         6.10 QUARTERLY MEETINGS. The Borrower shall meet quarterly with the Banks, either in person or by telephone conference call, on such dates and at such times as may be mutually agreeable, provided, however, that such meeting shall held no later than forty-five (45) days after the end of each Quarter, to discuss the progress of the Borrower in comparison to the Business Plan.

         6.11 SUBSIDIARIES. Each Subsidiary of the Borrower shall unconditionally and jointly and severally guarantee the obligations of the Borrower under the Loan Documents pursuant to the Guaranty. The guarantee obligations of each Guarantor will be a Permitted Indebtedness and senior to all Subordinated Debt, but PARI PASSU with any guaranties of such Subsidiary provided in support of the Senior Notes. To the extent that the Borrower or its Subsidiaries are permitted under this Agreement to incorporate or otherwise form new Subsidiaries, the Borrower agrees that such new Subsidiary shall be added as a Guarantor under this Agreement and the Guaranty, and shall execute such Guaranty; provided, however, that the Captive Insurance Subsidiary shall not be subject to this section.

         6.12     OWNERSHIP/MANAGEMENT.

                  (a) James K. Schuler shall at all times herein, except as provided in subsection 6.12(b) hereof, (i) retain ownership and direct control of at least thirty percent (30%) of the common stock of the Borrower; and (ii) retain his position as chairman of the board, chief executive officer and president of the Borrower, and (iii) remain active and involved in the management of, and formation of policy for, the Borrower; PROVIDED, HOWEVER, that the death or disability of James K. Schuler shall not constitute an Event of Default under Section 8.01(m) hereof if the Board of Directors of the Borrower shall, within a reasonable time thereafter, appoint a successor chairman of the board, chief executive officer and president of the Borrower, subject to the approval of the Majority Banks, which approval shall not be unreasonably withheld.

                  (b) If the Merger A Transaction is completed, then James K. Schuler shall at all times herein, (i) retain ownership and direct control of at least twenty percent (20%) of the common stock of the Holding Company, and (ii) retain his position as chairman of the board, chief executive officer and president of the Borrower and the Holding Company, and
(iii) remain active and involved in the management of, and formation of policy for, the Borrower and the Holding Company; PROVIDED, HOWEVER, that the death or disability of James K. Schuler shall not constitute an Event of Default under Section 8.01(m) hereof if the Board of Directors of the Borrower and of the Holding Company, respectively, shall, within a reasonable time thereafter, appoint an Eligible Successor, subject to the approval of the Super Majority Banks, which approval shall not be unreasonably withheld.

         6.13 BOARD OF DIRECTORS OF THE HOLDING COMPANY. If the Merger A Transaction is completed, then the majority of the Board of Directors of the Holding Company shall be members who have been named, nominated or agreed to in writing by James K. Schuler.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, so long as any Bank shall have any commitment to extend credit hereunder, or any Advance, Swing-Line Advance, or Letter of Credit shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.01 USE OF PROCEEDS. The Borrower shall not and shall not suffer or permit any of its Subsidiaries, or Western Pacific (if pursuant to a Western Pacific Advance as provided in Section 7.07 (e)) to use any portion of the proceeds of any Advance, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934 and regulations promulgated under such act.

         7.02     LEVERAGE RATIO.

                  (a) Subject to the Base Grid as provided in subsection 7.02(b), the Borrower shall not, and shall not permit its Subsidiaries to, allow the Leverage Ratio, measured as of the end of the Quarter ending September 30, 2000, and as of the end of each Quarter thereafter, to exceed
1.60 to 1.

                  (b) Notwithstanding the requirements of the Leverage Ratio provided hereinabove and the Interest Coverage Ratio provided in
Section 7.04, the Borrower shall not, and shall not permit its Subsidiaries to, exceed the Base Grid parameters as provided below:

                           (i) if the Interest Coverage Ratio is greater than or
                  equal to 1.75 to 1, but less than 2.00 to 1, then the Leverage Ratio shall be less than or equal to 1.35 to 1;

                           (ii) if the Interest Coverage Ratio is greater than
                  or equal to 2.00 to 1, but less than 2.50 to 1, then the Leverage Ratio shall be less than or equal to 1.50 to 1; and

                           (iii) if the Interest Coverage Ratio is greater than
                  or equal to 2.50 to 1, then the Leverage Ratio shall be less than or equal to 1.60 to 1.

                  The Borrower shall have the option to exceed the Base Grid parameters for two consecutive Quarters (the "Carve-Out Period") upon written notice to the Administrative Agent, provided the following conditions are satisfied:

                           (1)  during the Carve-Out Period, the Borrower shall
not, and shall not permit its Subsidiaries to, allow the Interest Coverage Ratio to be less than 1.75 to 1;

                           (2)  during the Carve-Out Period, the Borrower shall
not, and shall not permit its Subsidiaries to, allow the Leverage Ratio to exceed 1.60 to 1;

                           (3)  the Administrative Agent and the Majority Banks
shall have approved the Borrower's financial statements, certificates (as required by Sections 6.01 and 6.02), demonstrating the Borrower's compliance with all other financial covenants contained in Section 7.02 for the Carve-Out Period, and the Borrower's plan to return to compliance with the Base Grid parameters; and

                           (4)  the Borrower shall be in compliance with the
Base Grid parameters at the end of the Carve-Out Period.

                  If the Borrower exercises this option, the Borrower shall be required to maintain compliance with the Base Grid parameters for a period of at least four consecutive Quarters before it may be permitted to exercise the option again.

                  Notwithstanding the foregoing, the Borrower shall not have the option to exceed the Base Grid parameters for the Carve-Out Period if such excess is related to current operating


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

losses; provided, however, that losses resulting from "asset write-downs" required under GAAP shall not be included in the computation of operating losses or profits.

                  (c) If the Merger A Transaction is completed and if Western Pacific shall be in default under any of its loan obligations, the dollar amount of all Western Pacific Advances shall be deducted from Tangible Net Worth for the purpose of determining the Leverage Ratio, pursuant to
Section 7.07(e)(vi) hereof.

         7.03 DEVELOPMENT RATIO. The Borrower shall not, and shall not permit its Subsidiaries to, allow the Development Ratio, measured as of the end of each Quarter, to be less than 1.50 to 1.

         7.04 INTEREST COVERAGE RATIO. Subject to the Base Grid as provided in Section 7.02(b) the Borrower shall not, and shall not permit its Subsidiaries to, allow the Interest Coverage Ratio, measured as of the end of each Quarter on a rolling four (4) Quarters basis, to be less than 1.75 to 1.

         7.05 NO REPAYMENT OF SUBORDINATED DEBT. The Borrower shall not repay or permit any of its Subsidiaries to repay any of the Subordinated Debt, without the prior written consent of the Banks, which consent may be withheld in the sole discretion of any Bank.

         7.06 ADDITIONAL INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, or become or remain liable for or committed to incur, directly or indirectly, any Indebtedness or Guaranty Obligation in excess of an aggregate amount of $10,000,000, other than the Permitted Indebtedness.

         7.07 ADDITIONAL INVESTMENTS AND ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, except as provided below, directly or indirectly, invest in, purchase or acquire any interest in real property (fee or leasehold) or any stocks, bonds, notes, debentures or other securities of or acquire by purchase or otherwise all or substantially all of the business or assets, or stock, partnership interests or other evidence of ownership (beneficial or otherwise) or make any other investment in, any corporation, association, partnership, organization or individual; or directly or indirectly, make or commit to make any loan, advance, guaranty or extension of credit to any corporation, association, partnership, organization or individual; or directly or indirectly, assume, endorse, be or become liable for, or guarantee directly or indirectly any debt or obligation of any corporation, association, partnership, organization or individual; PROVIDED HOWEVER, that notwithstanding the foregoing, the Borrower and its Subsidiaries may:

                  (a) make other real estate investments or acquisitions, not in contravention of any provision of this Agreement or any Requirement of Law; provided, however, the Borrower shall notify the Banks and the Agents of such investments or acquisitions in states where the Borrower is currently not operating no later than forty-five (45) days after each Quarter.

                  (b) make other investments in an amount which shall not exceed $2,000,000 in a Captive Insurance Subsidiary;


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

                  (c) make any other Permitted Investment, without the necessity of obtaining the consent of the Majority Banks;

                  (d) make such guaranties as may be necessary in support of the Senior Notes; and

                  (e) upon the completion of the Step1 Merger A Transaction, make Western Pacific Advances subject to the following conditions:

                           (i) the aggregate of such loan advances together
                  with any other form of credit support provided by the Borrower or its Subsidiaries to Western Pacific shall not exceed $25,000,000, provided, however, that such amounts shall decline as follows:

                                    (1) aggregate of loan advances shall not
                           exceed $20,000,000 by June 30, 2001;

                                    (2) aggregate of loan advances shall not
                           exceed $15,000,000 by September 30, 2001; and

                                    (3) aggregate of loan advances shall not
                           exceed $0 by December 31, 2001;

                           (ii) the Step 2 Merger A Transaction shall have been
                  completed;

                           (iii) Western Pacific shall have increased its
                  primary banking credit facility by not less than $25,000,000 to $200,000,000;

                           (iv) Western Pacific shall have made tax
                  distributions to its existing partners in an amount not to exceed $43,800,000 during the period from December 1, 2000 through the closing of Merger A;

                           (v) Western Pacific shall deliver to the Agents a
                  certificate of a Responsible Officer of Western Pacific, in the form of EXHIBIT G, stating that Western Pacific is in compliance with all of the terms and conditions of all of its loan obligations and no default has occurred thereunder, and that Western Pacific shall use the proceeds of such Western Pacific Advance to acquire new and/or improve existing real property; provided, however, such real property shall not include land that does not have residential zoning or that does have residential zoning but does not have the provision of potable water, sewage or other utilities available to the boundary of such land;

                           (vi) if Western Pacific shall be in default under any
                  of its loan obligations, the dollar amount of all Western Pacific Advances made by the Borrower or any of its Subsidiaries to Western Pacific shall be deducted from Tangible Net Worth for the purpose of determining Consolidated Tangible Net Worth and Leverage Ratio; and

                           (vii) notwithstanding any other provision to the
                  contrary, the Borrower and its Subsidiaries shall not be permitted to make any other investment, loan,


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

                  advance or extension of credit to, or guarantee or provide any other credit enhancement on behalf of, Western Pacific, except for the Western Pacific Advances permitted hereunder.

If the Borrower wishes to obtain the consent of the Majority Banks for any proposed deviation from the above, the Borrower shall furnish to the Administrative Agent, and the Administrative Agent shall forward to the Banks:
(i) a copy of all contracts to be entered into by the Borrower or its Subsidiaries with respect to the proposed transaction, (ii) a pro forma budget and cash flow projection for the proposed transaction, (iii) supporting market studies and projections as deemed necessary by the Majority Banks, and (iv) supporting appraisals and/or market evaluations, if required by the Majority Banks. The Administrative Agent shall advise the Borrower of the decision by the Majority Banks within thirty (30) days after the receipt by the Administrative Agent of all of the required items described above.

         7.08     INVENTORY RESTRICTIONS.

                  (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, acquire or obtain any interest in, or contract to acquire or obtain any interest in, any Unentitled Land.

                  (b) The Borrower shall not, and shall any permit any of its Subsidiaries to, allow their inventory of Completed Unsold Homes to exceed the applicable levels set forth in SCHEDULE 2 attached hereto.

         7.09 NEGATIVE PLEDGE. The Borrower and/or any of its Subsidiaries shall not create, incur, assume, or suffer to exist any lien, encumbrance, mortgage, security interest, pledge, or charge of any kind (including. without limitation, any negative pledge, or any "secret", "springing", or other unrecorded lien) upon any of their property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purpose of subjecting the same to the payment of any indebtedness or performance of any other obligation, or acquire or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement; provided, however, that the Borrower and its Subsidiaries may create or incur or suffer to be created or incurred or to exist: (i) liens for taxes or assessments for governmental charges or levies if payment thereof shall not at the time be required to be made; (ii) liens in respect of pledges and deposits under workers' compensation laws or similar legislation, and in respect of pledges or deposits in connection with appeal or similar bonds incidental to the conduct of litigation; (iii) liens incidental to the conduct of the business of the Borrower and its Subsidiaries not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their assets or property; (iv) mechanics' and materialmen's liens which have attached pursuant to Chapter 507, Hawaii Revised Statutes, or such similar statutes under the laws of the applicable state, as long as the Borrower or its Subsidiaries have filed a bond, sufficient to discharge such lien, with the clerk of the applicable court, as provided in Section 507-43, Hawaii Revised Statutes, or such similar statutes under the laws of the applicable state; and (v) liens specifically allowed with respect to "Permitted Indebtedness". This negative pledge shall not apply to any portion of the Borrower's or any of its Subsidiaries' property or assets transferred, assigned or conveyed upon due consideration to a "Third Party Purchaser". As used herein, the term "Third Party Purchaser" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority, other than the Borrower or any of its Subsidiaries, Waiakoa Estates Subdivision
Joint Venture, Iao Partners, James K. Schuler, Pamela S. Jones, Harvey L.
Goth, Michael T. Jones, Peter M. Aiello, Douglas M. Tonokawa, Mary K. Flood, David Oyler or Jim Henry.

         7.10 NO HIGH-RISE CONSTRUCTION. The Borrower shall not, and shall not permit its Subsidiaries to, engage in any development of a residential or commercial building having more than four (4) stories, other than Country Club Village.

         7.11 NO TRANSFER OF ASSETS. Except as may be permitted in Section 7.07, the Borrower or any of its Subsidiaries shall not transfer any assets or property to any of the Borrower's Subsidiaries, without the prior written consent of the Banks, which consent may be withheld by the Banks in their sole discretion.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.01 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                  (a) NON-PAYMENT. The Borrower fails to pay, when and as required to be paid herein, (i) any amount of principal of any Advance or Swing-Line Advance; or (ii) any interest, fee or other amount payable hereunder or pursuant to any other Loan Document, unless such failure to pay such interest, fee or other charge is remedied within five (5) Business Days after the due date therefor; or

                  (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Borrower made or deemed made herein or which is contained in any certificate, document or financial or other statement by or on behalf of the Borrower, furnished at any time under this Agreement, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) SPECIFIC DEFAULTS. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.01; or

                  (d) OTHER DEFAULTS. Except as provided in subsection 8.01(l) below, the Borrower fails to perform or observe any other covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 45 days after the earlier of (i) the date upon which a Responsible Officer of the Borrower knew of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank; or

                  (e) CROSS-DEFAULT. The Borrower or any Subsidiary of the Borrower (i) fails to make any payment in respect of any other Indebtedness or Guaranty Obligation having an aggregate principal amount for the Borrower and such Subsidiaries (including undrawn


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

committed or available amounts and including amounts owing to all creditors under any combined or syndicate credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), if the effect of such failure is to cause the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to declare such Indebtedness to be due and payable prior to its stated maturity, or such Guaranty Obligation to become due and payable or to demand additional collateral therefor; or (ii) fails to perform or observe in any material respect any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Guaranty Obligation, if the effect of such failure is to cause the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to declare such Indebtedness to be due and payable prior to its stated maturity, or such Guaranty Obligation to become due and payable or to demand additional collateral therefor; or (iii) fails to make any payment in respect of or perform or observe in any material respect any other condition or covenant of the Senior Notes, if the effect is an event of default under the Senior Notes; or

                  (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Borrower or any of its Subsidiaries (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course, except, in connection with a merger or acquisition of substantially all of the assets of such Subsidiary by the Borrower or another Subsidiary of the Borrower; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; provided, however, that the Merger Transaction shall not be considered an Event of Default hereunder; or

                  (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of such party's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h)      ERISA.

                           (i) there shall exist an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan (other than a Multi-employer Plan) which does or would be reasonably expected to have a Material Adverse Effect;

                           (ii) there shall occur a Reportable Event with respect to any Plan (other than a Multi-employer Plan) which does or would be reasonably expected to have a Material Adverse Effect;

                           (iii) any liability to the PBGC shall be incurred by the Borrower or any of its Subsidiaries with respect to any Plan (other than a Multi-employer Plan) which does or would be reasonably expected to have a Material Adverse Effect;

                           (iv) The Borrower or any of its Subsidiaries shall incur any withdrawal liability under Title IV of ERISA with respect to any Multi-employer Plan which does or would be reasonably expected to have a Material Adverse Effect; or

                  (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, orders or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate (existing at any one time for such entity) a liability (not fully covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of 60 days after the entry thereof; or

                  (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against the Borrower or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) LOSS OF LICENSES. Any Governmental Authority shall revoke or fail to renew any license, permit or franchise of the Borrower or any Subsidiary of the Borrower, which revocation or failure to renew does or would reasonably be expected to have a Material Adverse Effect, or any such entity shall for any reason lose any license, permit or franchise, and such loss does or would reasonably be expected to have a Material Adverse Effect; or any such entity shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise and such imposition does or would reasonably be expected to have a Material Adverse Effect; or

                  (l) COMPLETED UNSOLD HOMES. The Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.08(b), and such failure shall remain unremedied by the end of the next succeeding Quarter after the earlier of (i) the date upon which a Responsible Officer of the Borrower knew of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank (the "cure period"); provided however that following any such failure and during any such cure period, a Responsible Officer of the Borrower shall provide the Administrative Agent with a weekly status report of all Completed Unsold Homes; and provided further that if at any time during such cure period the number of Completed Unsold Homes exceeds 110% of the level set forth in SCHEDULE 2, then the cure period shall automatically be terminated, and an Event of Default hereunder shall be deemed to have occurred.


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

                  (m) OWNERSHIP/MANAGEMENT. James K. Schuler shall fail at any time to retain any ownership or management interests as required by
Section 6.12 hereof; PROVIDED, HOWEVER, that the death or disability of James
K. Schuler shall not constitute an Event of Default hereunder if the Board of Directors of the Borrower and of the Holding Company, respectively and as applicable, shall, within a reasonable time thereafter, appoint an Eligible Successor, subject to the approval of the Super Majority Banks, which approval shall not be unreasonably withheld.

                  (n) ADVERSE CHANGE. There shall occur a Material Adverse Effect, and the existence thereof shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of the Borrower knew of the occurrence of the event resulting in such Material Adverse Effect or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank.

                  (o) FAILURE OF STEP 2 MERGER A TRANSACTION. If the Step 1 Merger A Transaction shall have been completed, and the Step 2 Merger A Transaction shall fail to be completed pursuant to Section 2.5 of the Reorganization Plan.

                  (p) FAILURE OF HOLDING COMPANY TO EXECUTE LOAN DOCUMENTS. If the Merger B Transaction shall have been completed and the Holding Company shall fail to execute the Fifth Amended and Restated Revolving Credit Agreement in the form of Exhibit "I" attached hereto and the Fifth Amended and Restated Promissory Note in the form of Exhibit "J" attached hereto.

         8.02 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of the Majority Banks,

                  (a) declare the Revolving Commitment of each Bank, and any obligation of such Bank to make Advances hereunder, and any obligation of the Administrative Agent to make Swing-Line Advances or to issue Letters of Credit hereunder, to be terminated, whereupon such Revolving Commitments and obligations shall forthwith be terminated;

                  (b) declare the amounts of all issued and outstanding Letters of Credit to be outstanding Advances hereunder (unless the Borrower shall have deposited with the Administrative Agent cash in an amount sufficient to fully collateralize all outstanding Letters of Credit as of such date, as provided in Section 2.05 hereof) and declare the unpaid principal amount of all outstanding Advances, all interest accrued and unpaid thereon, all Swing-Line Advances, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document, including any fees, charges and other sums payable pursuant to Section 2.11 hereof or otherwise, to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in paragraph
(f) or (g) of Section 8.01 (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Advances and of the Administrative

Agent to make Swing-Line Advances shall automatically terminate and the unpaid principal amount of all outstanding Advances (including the amount of all issued and outstanding Letters of Credit which shall be automatically deemed to be Advances, unless the Borrower shall have deposited with the Administrative Agent cash in an amount sufficient to fully collateralize all outstanding Letters of Credit as of such date, as provided in Section 2.05 hereof) and all outstanding Swing-Line Advances, and all interest and other amounts as aforesaid, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and without further act of the Administrative Agent or any Bank.

         8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                   THE AGENTS

         9.01 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes each of the Agents to take such action on such Bank's behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent.

         9.02 DELEGATION OF DUTIES. The Agents may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible to the Banks for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care, except to the extent such negligence or misconduct is determined to be gross negligence or willful misconduct.

         9.03 LIABILITY OF THE AGENTS. None of the Agent-Related Persons shall (i) be liable to any of the Banks for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for such Agent-Related Person's own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower, any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness,


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

enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower, its Subsidiaries or any other party to any Loan Document to perform its obligation hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, or any Subsidiary or any Affiliate of the Borrower.

         9.04     RELIANCE BY ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks (or all of the Banks where this Agreement expressly so provides) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it (other than any portion of such liability or expense resulting solely from the Administrative Agent's gross negligence or willful misconduct) by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or all of the Banks where this Agreement expressly so provides) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall reasonably deem advisable.

         9.06 CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, and each of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, and each of its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent (which shall be deemed to include documents delivered to the Administrative Agent with sufficient copies for each Bank pursuant to Sections 4.01, 6.01 and 6.02), the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

         9.07 INDEMNIFICATION. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Advances and the termination or resignation of the Administrative Agent) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment of the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limiting the foregoing, but subject to the proviso in the immediately preceding sentence, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and disbursements for counsel, allocated costs for internal legal services, and disbursements of internal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such


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expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses and attorneys' fees (including fees and disbursements of counsel, allocated costs of internal legal services, and all disbursements of internal counsel). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

         9.08 ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT EACH IN INDIVIDUAL CAPACITY. First Hawaiian Bank and its Affiliates and Bank of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, and any and all Subsidiaries and Affiliates of the Borrower as though First Hawaiian Bank was not the Administrative Agent and Bank of America, N.A. was not the Documentation Agent hereunder and without notice to or consent of the Banks. With respect to its Advances, First Hawaiian Bank and Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent and Documentation Agent, respectively, and the terms "Bank" and "Banks" shall include First Hawaiian Bank and Bank of America, N.A. in their individual capacities.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of all of the other Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Banks (other than the Administrative Agent) holding 66% of the balance of the Aggregate Commitment (i.e., the Aggregate Commitment less the Revolving Commitment held by the Administrative Agent) shall, with the approval of the Borrower, appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform


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

all of the duties of the Administrative Agent hereunder until such time, if any, as a successor agent is appointed, as provided for above.

         9.10 DOCUMENTATION AGENT. Bank of America N.A. in its capacity as the Documentation Agent shall not have any duties or responsibilities except those that may be required from time to time by the Administrative Agent and accepted in writing by Bank of America N.A.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Administrative Agent, do any of the following:

                  (a) increase the amount of or extend the term of the Revolving Commitment of any Bank (or reinstate any commitment terminated pursuant to subsection 8.02(a)) or subject any Bank to any additional obligations;

                  (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Advance, or of any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the Commitment Percentage or the percentage of the Aggregate Commitment which shall be required for the Banks or any of them to take any action hereunder;

                  (e) amend this Section 10.01 or Section 2.15 or any provision providing for consent or other action by all Banks;

                  (f)      discharge any Guarantor;

                  (g)      amend any of the Events of Default set forth in
Section 8.01; or

                  (h)      amend the definition of Majority Banks;

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may


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be, affect the rights or duties of the Administrative Agent under this
Agreement or any other Loan Document.

         10.02    NOTICES

                  (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission), provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone to the recipient at the number specified on the applicable signature page hereof, and (ii) shall be followed promptly by a hard copy original thereof, and, provided further that any notice, request or other communications by the Borrower hereunder shall be signed by a Responsible Officer of the Borrower, and mailed, faxed or delivered, to the address or facsimile number specified for notices on the applicable signature page hereof; or, if directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and if directed to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

                  (c) The Borrower acknowledges and agrees that any agreement of the Administrative Agent and the Banks at Article II to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Banks shall not have any liability to the Borrower or any other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Advances shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.04 COSTS AND EXPENSES. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

                  (a) pay or reimburse First Hawaiian Bank (including First Hawaiian Bank in its capacity as Administrative Agent) within five Business Days after demand (subject to subsection 4.01(d)) for all reasonable out-of-pocket costs and expenses incurred by First


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

Hawaiian Bank (including in its capacity as Administrative Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel, with respect thereto; and

                  (b) pay or reimburse each Bank and the Administrative Agent within five Business Days after demand (subject to subsection 4.01(d)) for all reasonable costs and expenses incurred by them, in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Advances, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including reasonable fees and disbursements of counsel, the allocated costs of internal legal services and disbursements of internal counsel incurred by the Administrative Agent and any Bank.

The agreements in this Section shall survive payment of all other Obligations.

         10.05 INDEMNITY. Whether or not the transactions contemplated hereby shall be consummated: the Borrower shall pay and indemnify and hold harmless each Bank, the Administrative Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including all fees and disbursements of counsel, the allocated costs of internal legal services, and disbursements of internal legal counsel) of any kind or nature whatsoever arising from claims brought by third parties (except for such Indemnified Person's own gross negligence or willful misconduct) with respect to and to the extent arising from the Borrower's execution, delivery, enforcement or performance of this Agreement and any other Loan Documents, or the Borrower's use of the proceeds of the Advances, or arising from the action or failure to act of the Borrower, any of its Subsidiaries or their respective officers, directors, employees, counsel, agents or attorneys-in-fact (all the foregoing, collectively, the "Indemnified Liabilities"). The agreements in this Section shall survive payment of all other Obligations.

         10.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Administrative Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.


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

         10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank, (ii) the Administrative Agent may not assign or transfer any of its rights or obligations except as provided in Section 9.09, and (iii) no Bank may assign its rights and obligations except (a) as provided in Section 2.09, (b) as provided in Section 3.06, and (c) as provided in Section 10.08.

         10.08    ASSIGNMENTS, PARTICIPATIONS, ETC.

                  (a) Upon notice to the Administrative Agent and the Borrower, any Bank may, as long as no Event of Default has occurred or is occurring, sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Advances, the Revolving Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents, PROVIDED, HOWEVER, that the Borrower shall have no additional expense as a result of such participation, and PROVIDED, FURTHER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document. In the case of any participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Bank hereunder, and not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignee all or any portion of its Revolving Commitment; PROVIDED that (i) such Eligible Assignee shall be approved by the Administrative Agent (which approval shall not be unreasonably withheld) and by the Borrower (which approval shall not be unreasonably withheld and which approval shall not be necessary after an Event of Default has occurred and is continuing), (ii) such assignment shall be evidenced by a "Commitment Assignment and Acceptance" (in the form of Exhibit "H" attached hereto), a copy of which shall be furnished to the Administrative Agent as hereinbelow provided; (iii) EXCEPT in the case of an assignment to an Affiliate of an assigning Bank, to another Bank or of the entire remaining Revolving Commitment of the assigning Bank, the assignment shall not assign a portion of the Revolving Commitment which is less than $15,000,000 and that is not an integral multiple of $5,000,000 (which restrictions shall not apply while an Event of Default has occurred and is continuing), and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Business Days after


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

the date the Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement with the Revolving Commitment therein set forth and, to the extent of such assigned Revolving Commitment, the assigning Bank shall be released from its further obligations under this Agreement.

                  (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that:
(i) other than the representation and warranty that it is the legal and beneficial owner of the Revolving Commitment being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance by the Borrower of its obligations under this Agreement; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent, or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) After receipt of a completed Commitment Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee, and receipt of an assignment fee of $3,500 from such Eligible Assignee, the Administrative Agent shall, at least one (1) Business Day prior to the effective date thereof, provide to the Borrower and the Banks a revised Schedule "1", giving effect thereto.

                  (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrower and provided to it by the Borrower or any Subsidiaries of the Borrower, or by the Administrative Agent on the Borrower's or such Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither such Bank nor any of its Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information was or becomes generally available to the public other than as a result of a disclosure by such Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent


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

reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; and (F) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Borrower authorizes each Bank to disclose to any assignee and proposed assignee, and to any Participant and any prospective Participant, such financial and other information in such Bank's possession concerning the Borrower or its Subsidiaries which has been delivered to the Administrative Agent or the Banks pursuant to this Agreement or which has been delivered to the Administrative Agent or the Banks by the Borrower in connection with the Banks' credit evaluation of the Borrower prior to entering into this Agreement; PROVIDED that, unless otherwise agreed by the Borrower, such recipient agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

                  (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Advances made by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advances to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

         10.09 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Banks shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.

         10.10 AUTOMATIC DEBITS OF FEES. Upon approval by the Borrower of any invoice with respect to any fee, or any other cost or expense (including fees and disbursements of counsel, the allocated costs of internal legal services and disbursements of internal counsel) due and payable to the Administrative Agent under the Loan Documents, the Borrower hereby irrevocably authorizes the Administrative Agent to debit any deposit account of the Borrower with the Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a setoff.


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

         10.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any of its Lending Offices, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         10.12 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.14 NO THIRD PARTIES BENEFITTED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Administrative Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

         10.15 TIME. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

         10.16    GOVERNING LAW AND JURISDICTION.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF HAWAII; PROVIDED THAT THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF HAWAII OR OF THE UNITED STATES FOR THE DISTRICT OF HAWAII, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS EACH


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

WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY HAWAII LAW.

         10.17 WAIVER OF JURY TRIAL. THE BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.18 ENTIRE AGREEMENT. This Agreement (together with the Exhibits and Schedules attached hereto), and the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof; PROVIDED, that the agency fee letter agreement referenced in subsection 2.11(e) shall govern the payment by the Borrower to the Administrative Agent of such agency fee, and that the relationship between the Administrative Agent and the Banks, and among the Banks themselves, shall also be subject to the terms and provisions of the Inter-Bank Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      SCHULER HOMES, INC.

                                      By /s/ Douglas M. Tonokawa
                                         ---------------------------------
                                         Name: Douglas M. Tonokawa
                                         Title:  Vice President of Finance
                                                                      "Borrower"


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
                                      FIRST HAWAIIAN BANK, as Administrative
                                      Agent and Syndication Agent

                                      By     /s/ Russell A. Loo
                                         ---------------------------------
                                         Name: Russell A. Loo
                                         Title: Assistant Vice President

                                      ADDRESS FOR PAYMENTS:
                                      999 Bishop Street
                                      Honolulu, Hawaii 96813
                                      Attention: Commercial Real Estate Division

                                      ADDRESS FOR NOTICES:
                                      999 Bishop Street
                                      Honolulu, Hawaii 96813
                                      Attention: Commercial Real Estate Division


                                      BANK OF AMERICA, N.A, as Documentation
                                      Agent

                                      By /s/  Cynthia K. Goodfellow
                                         ---------------------------------
                                         Name:  Cynthia K. Goodfellow
                                         Title:  Vice President

                                      ADDRESS FOR NOTICES:

                                      Bank of America National Trust and Savings
                                      Association
                                      5 Park Plaza, Suite 500
                                      Irvine, California  92614-8525
                                      Attention: Cynthia K. Goodfellow


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

                                      FIRST HAWAIIAN BANK, as a Bank

                                      By /s/ Russell A. Loo
                                         ---------------------------------
                                         Name: Russell A. Loo
                                         Title: Assistant Vice President

                                      ADDRESS FOR NOTICES:
                                      999 Bishop Street
                                      Honolulu, Hawaii 96813
                                      Attention: Commercial Real Estate Division

                                      DOMESTIC AND OFFSHORE LENDING OFFICE:
                                      999 Bishop Street
                                      Honolulu, Hawaii 96813
                                      Attention: Commercial Real Estate Division

                                      ADDRESS FOR PAYMENTS:
                                      999 Bishop Street
                                      Honolulu, Hawaii 96813
                                      Attention: Commercial Real Estate Division

                                      BANK OF AMERICA N.A, as a Bank

                                      By /s/ Cynthia K. Goodfellow
                                         ---------------------------------
                                         Name:  Cynthia K. Goodfellow
                                         Title:  Vice President

                                      ADDRESS FOR NOTICES:

                                      Bank of America National Trust and Savings
                                      Association
                                      5 Park Plaza, Suite 500
                                      Irvine, California  92614-8525
                                      Attention:  Cynthia K. Goodfellow

                                      DOMESTIC AND OFFSHORE LENDING OFFICE:

                                      Bank of America National Trust and Savings
                                      Association
                                      5 Park Plaza, Suite 500
                                      Irvine, California  92614-8525
                                      Attention: Phyllis Sakamoto

                                      ADDRESS FOR PAYMENTS:


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

                                      BANK ONE, ARIZONA, NA


                                      By /s/ Mark Rutter
                                         ---------------------------------
                                         Name: Mark Rutter
                                         Title: Vice President

                                      ADDRESS FOR NOTICES:
                                      Bank One, Arizona, N.A.
                                      Corporate Real Estate
                                      201 North Central Avenue
                                      Phoenix, AZ  85004

                                      DOMESTIC AND OFFSHORE LENDING OFFICE:
                                      Bank One, Arizona, N.A.
                                      Corporate Real Estate
                                      201 North Central Avenue
                                      Phoenix, AZ  85004

                                      ADDRESS FOR PAYMENTS:
                                      Bank One, Arizona, N.A.
                                      Real Estate Loan Administration
                                      201 North Central Avenue
                                      Phoenix, AZ  85004
                                      Attn: Real Estate Loan Administration
                                            AZ1-1328

                                      FLEET NATIONAL BANK


                                      By /s/ Daniel Silbert
                                         ---------------------------------
                                         Name: Daniel Silbert
                                         Title: Vice President

                                      ADDRESS FOR NOTICES:

                                      FLEET NATIONAL BANK
                                      115 Perimeter Center Place, N.E.
                                      Suite 500
                                      Atlanta, GA  30346

                                      DOMESTIC AND OFFSHORE LENDING OFFICE:
                                      FLEET NATIONAL BANK
                                      115 Perimeter Center Place, N.E.
                                      Suite 500
                                      Atlanta, GA  30346

                                      ADDRESS FOR PAYMENTS:
                                      FLEET NATIONAL BANK
                                      Commercial Loan Services
                                      100 Rustcraft Road
                                      Dedham, MA 02026

                                      BANK OF HAWAII

                                      By /s/ Gene Tsuji
                                         ---------------------------------
                                         Name: Gene Tsuji
                                         Title: Vice President


                                      ADDRESS FOR NOTICES:
                                      Bank of Hawaii
                                      CIPLD #366
                                      130 Merchant Street
                                      Honolulu, Hawaii  96813
                                      Attention: Gene Tsuji

                                      DOMESTIC AND OFFSHORE LENDING OFFICE:
                                      Bank of Hawaii
                                      CIPLD #366
                                      130 Merchant Street
                                      Honolulu, Hawaii  96813
                                      Attention: Gene Tsuji


                                      ADDRESS FOR PAYMENTS:
                                      Bank of Hawaii
                                      CIPLD #366
                                      130 Merchant Street
                                      Honolulu, Hawaii  96813
                                      Attention: Gene Tsuji

                                      U.S. BANK NATIONAL ASSOCIATION

                                      By /s/ Ann B. Caldwell
                                         ---------------------------------
                                         Name: Ann B. Caldwell
                                         Title: Vice President


                                      ADDRESS FOR NOTICES:

                                      U.S. Bank National Association
                                      10800 NE 8th Street, Suite 1000
                                      Bellevue, WA 98004
                                      Attention: Ann B. Caldwell

                                      DOMESTIC AND OFFSHORE LENDING OFFICE:

                                      U.S. Bank National Association
                                      10800 NE 8th Street, Suite 1000
                                      Bellevue, WA 98004
                                      Attention: Ann B. Caldwell

                                      ADDRESS FOR PAYMENTS:

                                      U.S. Bank National Association
                                      Commercial Loan Service Center West
                                      555 SW Oak PL-7
                                      Portland, Oregon 97204

                                      COMERICA BANK

                                      By /s/ Leslie A. Vogel
                                         ---------------------------------
                                         Name: Leslie A. Vogel
                                         Title: Vice President


                                      ADDRESS FOR NOTICES:
US Mail:                              Overnight Mail:
Comerica Bank                         Comerica Bank
P.O. Box 75000                        500 Woodward Avenue
Detroit, MI 48275-3266                MO 3256
Attention: Leslie A. Vogel            Detroit, MI 48226
                                      Attention: Leslie A. Vogel

                                      DOMESTIC AND OFFSHORE LENDING OFFICE:

                                      Comerica Bank
                                      500 Woodward Avenue
                                      MO 3256
                                      Detroit, MI   48226
                                      Attention: Leslie A. Vogel

                                      ADDRESS FOR PAYMENTS:

                                      Comerica Bank
                                      500 Woodward Avenue
                                      MO 3256
                                      Detroit, MI   48226
                                      Attention: Leslie A. Vogel